UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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XERIUM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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8537 Six Forks Road
Suite 300
Raleigh, NC 27615

April 29, 2013

Dear Stockholder:

You are cordially invited to attend our 2013 Annual Meeting of Stockholders. The meeting will be held on June 13, 2013 at 9:00 A.M., Eastern Time, at our offices located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The matters to be acted upon at the meeting are described in the accompanying Notice of 2013 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Your shares can be represented at the meeting by promptly completing, signing, dating, and mailing the accompanying proxy card or voting instruction form. You may also vote by proxy over the Internet or by telephone.

We hope that you will join us on June 13, 2013. Your continuing interest is very much appreciated.

Sincerely,

Harold C. Bevis
President and Chief Executive Officer

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 A.M., Eastern Time

Date	June 13, 2013

Place	Offices of Xerium Technologies, Inc. located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

Purpose	1.	To elect seven directors.

	2.	To approve Amendment No. 2 to the 2010 Equity Incentive Plan.

	3.	To ratify the selection of Ernst & Young LLP as Xerium Technologies, Inc.'s independent registered public accounting firm.

	4.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date	The directors have fixed the close of business on April 23, 2013 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee and your name does not appear on our list of stockholders, you are considered the beneficial owner of shares held in street name. In this case, this proxy statement is being forwarded to you by your broker or nominee. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

Voting by Proxy
Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. You may also vote by proxy over the Internet or by telephone. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to Be Held on June 13, 2013: the Proxy Statement and Annual Report to Stockholders are available in the Investor Relations section of our website at www.xerium.com.

By order of the Board of Directors,

April 29, 2013		Harold C. Bevis
President and Chief Executive Officer

XERIUM TECHNOLOGIES, INC.
8537 Six Forks Road
Suite 300
Raleigh, NC 27615

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2013

GENERAL INFORMATION

The Board of Directors (the “Board”) of Xerium Technologies, Inc. (“Xerium”) is soliciting proxies for our 2013 Annual Meeting of Stockholders (the “Annual Meeting”). You are receiving a proxy statement because you own shares of Xerium common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. The proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision. We will mail the notice of Annual Meeting, proxy statement, and proxy card to stockholders beginning on or about April 29, 2013.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders of Xerium to address all business that may come before the meeting and to vote on the following matters:

•	the election of seven directors;

•	the approval of Amendment No. 2 to the 2010 Equity Incentive Plan (the “2010 Plan”); and

•	the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm.

The Board recommends a vote FOR the election of the seven directors, FOR the approval of Amendment No. 2 to the 2010 Plan and FOR the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many Xerium stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As discussed below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo, N.A. (“Wells Fargo”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Wells Fargo on behalf of Xerium. As the stockholder of record, you have the right to grant your voting proxy directly to Xerium or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote by proxy over the Internet or by telephone.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How can I attend the Annual Meeting?

If you are listed as a stockholder of record as of April 23, 2013 you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 23, 2013.

How can I vote my shares in person at the Annual Meeting?

If you are the stockholder of record you may vote your shares in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are the beneficial owner of shares held in street name you may vote your shares in person at the Annual Meeting if, in addition to proof of identification, you bring both a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 23, 2013 and a legal proxy from the record holder issued in your name, which you will need to obtain in advance. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. For shares you hold directly as the stockholder of record, you may vote by granting a proxy or, for shares you hold beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. You may submit your proxy or voting instruction card by marking, dating and signing it and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. For shares you hold directly as the stockholder of record, please refer to the more detailed instructions included on your proxy card. For shares you hold beneficially in street name, please refer to the more detailed instructions included on the voting instruction card included by your broker or nominee.

If you are a stockholder of record, you may also vote by proxy over the Internet by going to the website of our tabulator, Wells Fargo, at www.eproxy.com/XRM and following the instructions you will find there or by touch-tone telephone by dialing 1-800-560-1965 and following the instructions given. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed. Your shares will be voted according to your instructions.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting new voting instructions over the Internet or by telephone, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 23, 2013.

How many votes can be cast by all stockholders?

There were 15,370,146 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

What is a quorum?

A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, or 7,685,074 shares, must be represented in person or by proxy for a quorum.

What vote is required to approve each item?

For the election of the directors, the seven directors who receive the greatest number of votes cast in favor in person or by proxy will be elected directors.

Under the New York Stock Exchange (the “NYSE”) listing standards, the proposal to approve Amendment No. 2 to the 2010 Plan requires approval by a majority of the votes cast in person or by proxy, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm requires approval by a majority of the votes cast in person or by proxy. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in our best interest and the best interests of our stockholders.

If there are insufficient votes to approve Amendment No. 2 to the 2010 Plan or the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Investor Relations
Xerium Technologies, Inc.
8537 Six Forks Road
Suite 300
Raleigh, NC 27615
Telephone: 919-526-1444

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Information with Respect to Nominees for Directors

Seven directors will be elected at the Annual Meeting. The Board has recommended as nominees for election as directors the persons named in the table below. All of the nominees are currently directors of Xerium. All directors elected at the Annual Meeting will serve until the 2014 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. For a discussion of the arrangements pursuant to which certain directors were, and may be in the future, selected, see the section “Chapter 11 Filing, Emergence and Plan of Reorganization” below. The number of directors currently set by the Board is eight. Due to the resignation of Mr. Marc Saiontz concurrent with the 2012 Annual Meeting, there has been one vacancy on the Board since the 2012 Annual Meeting. The By-Laws provide that only the Board may fill vacancies, however, the Board has no current intention to fill the vacancy at this time.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election as directors of the seven nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

The following table sets forth as to each nominee for election at the Annual Meeting: (i) the nominee’s positions with Xerium and principal occupation during the past five years; (ii) the nominee’s other directorships, including any directorships held during the past five years, with publicly held companies or investment companies; (iii) the nominee’s age as of April 29, 2013; and (iv) the nominee’s period of service as a director of Xerium.

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
Roger A. Bailey
Mr. Bailey has served as a director since July 11, 2012. Mr. Bailey currently serves as President of the Power Products Division, North America for ABB Inc., a global leader in power and automation technologies. He has been with ABB for more than 30 years, having served more recently as President - Process Automation North America from 2004-2011; Group Vice President - Pulp and Paper Business Unit from 2005-2011; and Senior Vice President - Paper and Minerals from 2002-2004, among other positions. Mr. Bailey brings to the board experience at growing ABB's sales to customers in the paper industry during a time of declining paper volume, in restructuring ABB's footprint towards growth-oriented markets and knowledge of international markets, including Asia and, in particular, China.

		55	July 2012
Harold C. Bevis
Mr. Bevis has served as a director and as President and Chief Executive Officer of Xerium since August 15, 2012. Mr. Bevis most recently served as the Chairman and Chief Executive Officer of Prolamina Corporation, a flexible packaging company serving the food, medical and consumer markets, from August 2010 until April 2012. Prior to that from October 2003 until December 2009 he served as Chief Executive Officer, President and director of Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets. In 2006 and 2009, Pliant Corporation filed for Chapter 11 protection under the Bankruptcy Code while Mr. Bevis was serving as its President and Chief Executive Officer. He has also served as President, Chief Executive Officer and director of Jordan Telecommunication Products and has held executive positions with Emerson Electric and General Cable Corporation. He is a 1983 graduate of Iowa State University receiving an Industrial Engineering degree and earned a Masters of Business Administration degree from Columbia University in 1988. Mr. Bevis' leadership skills and management experience, including serving as Chief Executive Officer or in executive positions for multiple companies operating internationally, qualify him to serve on the Board. As our Chief Executive Officer, Mr. Bevis brings to the Board a critical understanding of our business operations and management and the implementation of Board strategy.

		53	August 2012

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
David A. Bloss, Sr.
Mr. Bloss has served as a director since April 19, 2011. Mr. Bloss served as Chairman, President, and Chief Executive Officer of CIRCOR International, Inc., a supplier of valves and accessories, from December 1998 to March 2008. Mr. Bloss retired as Chairman of the Board of CIRCOR in February 2009. From June 1993 until December 1998, Mr. Bloss served as Executive Vice President and then President and Chief Operating Officer of Watts Industries, Inc., which spun off CIRCOR as of October 18, 1999. Earlier in his career, Mr. Bloss worked with the auditing firm of Price Waterhouse & Co. where he gained his certified public accountant credentials. Mr. Bloss currently serves on the Board of Directors of Magnetek, Inc., a provider of digital power and motion control systems. Mr. Bloss brings to the Board significant management experience and familiarity with reporting requirements of public companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his financial background and his manufacturing experience.
		62	April 2011
Ambassador April H. Foley
Ambassador Foley has served as a director since May 25, 2010. Ambassador Foley served as the United States Ambassador to Hungary from 2006 to 2009. Prior to serving as U.S. Ambassador to Hungary, she held several positions at the Export-Import Bank of the United States. After first serving as a Director of the Bank, she was appointed to be First Vice President and Vice Chairman in 2003. Ambassador Foley also previously held various positions with PepsiCo, Inc. She also serves on the Board of Directors of Alliant Techsystems Inc., an aerospace and defense company. Ambassador Foley’s financial background and international experience, including an MBA from Harvard Graduate School of Business Administration and her public service for the federal government of the United States, qualify her to serve on the Board. Ambassador Foley’s extensive knowledge of international affairs, including the international financial system, enables her to offer valuable insight, judgment and perspectives in support of the Board’s oversight role and its other functions.
		65	May 2010
Jay J. Gurandiano
Mr. Gurandiano has served as a director since December 1, 2008. Since Septermber 2012, Mr. Gurandiano has served as the Chairman, President and Chief Executive Officer of SP Fiber Technologies LLC, a newsprint and packaging manufacturer. He has been the Managing Director of Stone House Investment Holdings Inc., an investment holdings company, since October 2000. He has served as a director of Eacom Timber Company since 2011 and he also served as the Chairman of the Board of Directors of Ainsworth Lumber Co. Ltd., a lumber and wood products company, until May 2010. Mr. Gurandiano brings to the Board significant management experience, particularly with respect to the paper industry, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his legal background and his private equity investment experience.
		67	December 2008
John F. McGovern
Mr. McGovern has served as a director since May 25, 2010. Mr. McGovern is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Mr. McGovern has served as a director of Neenah Paper, Inc. since 2006 and as a director of NewPage Holdings Inc. since 2012. Mr. McGovern previously served as a director of GenTek, Inc. from 2003 to 2009 and currently serves on the board of its private successor, General Chemical. He also previously served as a director of Collective Brands, Inc. from 2003 until October 2012. Mr. McGovern was formerly a director of ChanneLinx, Inc., where he also served as temporary Chief Executive Officer. ChanneLinx, Inc. filed for Chapter 11 protection in 2003, approximately one year after Mr. McGovern left the company. Mr. McGovern brings to the Board significant executive leadership and financial experience in the paper industry, including his experience as Chief Financial Officer of Georgia-Pacific Corporation. In addition, Mr. McGovern brings to the Board the experience of serving on the boards of multiple public and private companies and the views and judgment of a leader who is highly respected for his business expertise and acumen.
		66	May 2010

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
James F. Wilson
Mr. Wilson has served as a director since May 25, 2010 and Chairman of the Board since August 2012. He has been a principal of Carl Marks Management Company, LLC since 2001, which manages investment partnerships focused on distressed securities. Mr. Wilson previously served as a director of Seneca Foods Corporation from 2008 to 2009. Mr. Wilson earned a BA in Economics from Dartmouth College, and an MBA from Harvard Graduate School of Business Administration. Mr. Wilson’s investment management and business experience qualify him to serve on the Board. In addition, we believe that given Mr. Wilson’s affiliation with Carl Marks, a significant former lender and stockholder of Xerium, he can serve as a valuable resource to the Board in understanding and interfacing with our stakeholders.
		55	May 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED ABOVE.

Chapter 11 Filing, Emergence and Plan of Reorganization

On March 30, 2010, we and certain of our subsidiaries (the “Debtor Subsidiaries”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 12, 2010, the Bankruptcy Court held a hearing to consider confirmation of our amended joint prepackaged plan of reorganization (the “Plan of Reorganization”) and entered an order confirming the Plan of Reorganization. On May 25, 2010 (the “Effective Date”), the Plan of Reorganization became effective and we and the Debtor Subsidiaries emerged from Chapter 11.

Upon the Effective Date, by operation of the Plan of Reorganization, all of our common stock then outstanding, par value $0.01 (the “Old Common Stock”) was cancelled and approximately 82.6% of our new common stock, par value $0.001 (the “New Common Stock”) was issued to our lenders and swap counterparties. Holders of our Old Common Stock were issued approximately 17.4% of the New Common Stock, along with warrants to purchase up to an additional 10% of the New Common Stock outstanding on the Effective Date on a fully diluted basis. As a result of these issuances, Apax Europe IV GP Co. Ltd. and its affiliated entities, which previously owned approximately 48.8% of our Old Common Stock, owned approximately 8.4% of our New Common Stock on the Effective Date, along with warrants to purchase an additional 5.4%.

The Plan of Reorganization provided that the Board of Directors was to be reconstituted to consist of seven directors, including the Chief Executive Officer, one director nominated by our then-current Board, and five directors nominated by certain of our then-lenders. Pursuant to the Plan of Reorganization, on the Effective Date, the Board was reconstituted and became comprised of Stephen R. Light (since retired), Ambassador April H. Foley, Jay J. Gurandiano, John G. McGovern, Edward F. Paquette (since retired), Marc L. Saiontz (since resigned at the expiration of his term in 2012), and James F. Wilson. In addition, we entered into (i) a Director Nomination Agreement with AS Investors, LLC (together with its affiliates, “American Securities”), and (ii) a Director Nomination Agreement with Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. (together with their affiliates, “Carl Marks”). These agreements enable American Securities and Carl Marks to designate one director each for nomination to the Board. Currently, only Mr. Wilson has been nominated to the Board by Carl Marks pursuant to the Director Nomination Agreements. American Securities maintains, but is not currently exercising, the right to appoint a director pursuant to the Director Nomination Agreements.

CORPORATE GOVERNANCE

Director Independence

The Board has adopted Corporate Governance Guidelines that include standards for the independence of directors in accordance with the rules and regulations of the NYSE. The standards for the independence of directors are included in the Corporate Governance Guidelines available on our website at www.xerium.com. Using the standards set forth in the Corporate Governance Guidelines, the Board has determined that each of Ambassador Foley and Messrs. Bailey, Bloss, Gurandiano, McGovern, and Wilson is independent.

Board Meetings and Director Attendance at the Annual Meeting

The Board held twelve meetings during 2012. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that director served during 2012 (in each case, which were held during the period for which he or she served as a director and/or a member of the applicable committee). We encourage our directors to attend Annual Meetings of Stockholders and believe that attendance at Annual Meetings of Stockholders is just as important as attendance at meetings of the Board and its committees. Six of our seven directors in office at the time attended the 2012 Annual Meeting of Stockholders.

Board Leadership Structure

Following Mr. Light's retirement from the Board and as an executive officer in August 2012, the Board elected to separate the roles of Chairman of the Board and Chief Executive Officer. Prior to Mr. Light's retirement, he served in both capacities and Mr. Wilson served as the lead independent director and presided at executive sessions of the independent directors. In connection with the separation of roles, the Board appointed Mr. Wilson as the Chairman of the Board and eliminated the role of lead independent director, though Mr. Wilson remains an independent director.

The Board concluded that having a separate Chairman of the Board and Chief Executive Officer is currently the most appropriate and effective leadership structure. In reaching this conclusion, the Board considered that separating the roles of Chairman and Chief Executive Officer would most effectively facilitate communication between management and non-employee directors between meetings of the Board. In addition, because the Chairman is primarily responsible for setting meeting agendas in consultation with Mr. Bevis, the Chief Executive Officer, Mr. Wilson is well positioned to ensure that the concerns of non-employee directors are addressed and that Board meetings make effective use of everyone's time. Mr. Bevis, in turn, is able to provide more attention to management of the Company's business, particularly during his early tenure with the Company.

While the Board believes the current leadership structure is appropriate and in the best long-term interest of the Company and our stockholders at this time, it reserves the right to consider alternative Board leadership structures, including those that combine the offices of Chairman and Chief Executive Officer, in the future if it determines those alternatives are appropriate for the Company under different circumstances.

Board Oversight and Risk Management

We operate in a complex environment and are subject to a number of significant risks. The Board works with our management to manage the various risks we face. The role of the Board is one of oversight of our risk management processes and procedures; the role of management is to develop and implement those processes and procedures on a strategic and daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of Xerium, the Board has delegated certain functions (including the oversight of risks related to these functions) to committees of the Board. The Audit Committee oversees, reviews and discusses with management our policies relating to risk assessment and management, including steps that management has taken or should have taken to minimize risk to us and the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when designing compensation plans. The roles of our committees are discussed in more detail below.

Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees, as described more fully below. The Audit, Compensation and Nominating and Governance Committees are each comprised of independent directors.

Audit Committee. John F. McGovern is the Chair and Ambassador April H. Foley and Jay J. Gurandiano are the other current members of our Audit Committee. The Audit Committee met six times during 2012. The Board has determined that each member of our Audit Committee is independent within the meaning of the rules and regulations of the NYSE. Furthermore, as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from us other than Board and committee fees. The Board has determined that John F. McGovern is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Audit Committee are as follows: (a) to monitor our financial reporting process and internal control systems, including our policies and programs relating to financial risk assessment and management; (b) to appoint and replace our independent registered public accounting firm, determine its compensation and other terms of engagement, and oversee its work; (c) to oversee the performance of our internal audit function; and (d) to oversee overall risk management and assessment and our compliance with legal, ethical, and regulatory matters. The Audit Committee and the Board have established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by our employees of concerns regarding questionable accounting or other matters, as described under “Policies on Communicating with Non-Management Directors and Reporting Concerns Regarding Accounting and Other Matters.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and we are required to provide appropriate funding, as the Audit Committee determines, to compensate any advisors retained by the Audit Committee.

The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee. David A. Bloss, Sr. is the Chair and Roger A. Bailey and James F. Wilson are the other current members of our Compensation Committee. The Compensation Committee met five times during 2012. The Board has determined that each member of the Compensation Committee is independent within the meaning of the rules and regulations of the NYSE. The Compensation Committee operates pursuant to a written charter that is available free of charge our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Compensation Committee are as follows: (a) to provide oversight on the development and implementation of our compensation policies, strategies, plans, and programs for our key employees and disclosure relating to these matters; (b) to review and approve the compensation of our chief executive officer and the other executive officers of Xerium and its subsidiaries; and (c) to provide oversight concerning the selection of officers, management succession planning, performance of individual executives, and related matters.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Nominating and Governance Committee. Ambassador April H. Foley is the Chair and David A. Bloss, Sr. and James F. Wilson are the other current members of our Nominating and Governance Committee. The Nominating and Governance Committee met five times during 2012. The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the rules and regulations of the NYSE. The Nominating and Governance Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Nominating and Governance Committee are as follows: (a) to establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (b) to make recommendations regarding proposals submitted by our stockholders; (c) to make recommendations to the Board regarding corporate governance matters and practices, including compensation for outside directors; and (d) to oversee the management continuity planning process and evaluate succession plans for the Chief Executive Officer and other executive officer positions.

In identifying and recommending nominees for positions on the Board, the Nominating and Governance Committee takes into account each candidate’s ability, judgment, and experience and the overall diversity and composition of the Board. A candidate’s skills and experience must also support our strategy. The Nominating and Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in our Corporate Governance Guidelines, namely, and not to imply priority: (1) broad-based business skills and experiences; (2) prominence and reputation in their profession; (3) global business perspective; (4) concern for the long-term interests of the stockholders; and (5) personal integrity and judgment. The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating and Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Governance Committee wants to seriously consider and move toward nomination, the Chair of the Nominating and Governance Committee enters into a discussion with that candidate.

The Nominating and Governance Committee will consider candidates recommended by stockholders. It is the policy of the Nominating and Governance Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Nominating and Governance Committee for election at our 2014 Annual Meeting of Stockholders is described under “Stockholder Proposals.”

In addition, we have entered into Director Nomination Agreements with each of American Securities and Carl Marks, which enable them to designate one director each for nomination to the Board.

Independent Director Meetings

In addition to the meetings of the committees of the Board described above, our independent directors met twelve times in executive session during 2012. These executive sessions were either held in connection with Board meetings or were separately called by Mr. Wilson, our lead independent director and Chairman during 2012. Our Corporate Governance Guidelines provide that these executive sessions be chaired by our lead independent director assuming the Chairman is not independent. The independent directors are currently Ambassador Foley and Messrs. Bailey, Bloss, Gurandiano, McGovern, and Wilson. The Board has established a procedure whereby interested parties may make their concerns known to the independent directors, which is described under “Policies on Communicating with Non-Management Directors and Reporting of Concerns Regarding Accounting and Other Matters.”

Processes and Procedures for Executive and Director Compensation

For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion & Analysis” and “Compensation of Directors.”

Corporate Code of Business Conduct and Ethics, Corporate Governance Guidelines and Director Share Ownership Guidelines

We have adopted a Corporate Code of Business Conduct and Ethics for our directors, officers, and employees, including our chief executive officer, chief financial officer, and controller. A copy of our Corporate Code of Business Conduct and Ethics may be accessed free of charge by visiting our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver from, a provision of the Corporate Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, or controller by posting the amendment or waiver to our website.

A copy of our Corporate Governance Guidelines and Director Share Ownership Guidelines may also be accessed free of charge by visiting our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

Policies on Communicating with Independent Directors and Reporting of Concerns Regarding Accounting and Other Matters

The Board and the Audit Committee have adopted policies on communicating with the independent directors and reporting concerns regarding accounting and other matters. Any stockholder or other interested party who wishes to communicate with the Chairman of the Board may do so by writing to: Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. Stockholders or other interested parties who wish to communicate with the independent directors may do so by writing to: Independent Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. These communications will be handled by the Chairman and forwarded to the independent directors at or prior to the next meeting of the independent directors. Stockholders or other interested parties who wish to communicate with the Board may do so by writing to: Board of Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. These communications will be handled by the Chairman and forwarded to directors at or prior to the next meeting of the directors. Any person, whether or not an employee, who has a concern about our conduct, or any of our people, including with respect to accounting, internal accounting controls, or auditing matters, may, in a confidential or anonymous manner, communicate that concern by writing to: Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615, attention: Compliance Officer, through the Internet at www.ethicspoint.com or by calling 866-293-2399.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited financial statements for 2012, and has discussed these statements with management. The Audit Committee has also discussed with Ernst & Young LLP, our independent registered public accounting firm during 2012, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees).

The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2012 audited financial statements be included in our Annual Report on Form 10-K for 2012, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report.

Mr. John F. McGovern, Chair
Ambassador April H. Foley
Mr. Jay J. Gurandiano

MANAGEMENT AND EXECUTIVE COMPENSATION

Management

The following table sets forth information regarding our executive officers as of April 29, 2013. On the date that the Chapter 11 petitions were filed, Messrs. Johnson, Pretty, and Fracasso were serving as executive officers of Xerium, and, in some cases, executive officers of the Debtor Subsidiaries.

Name	Age	Position
Harold C. Bevis	53	President, Chief Executive Officer and Board Member
Clifford E. Pietrafitta	51	Executive Vice President and Chief Financial Officer
Thomas Johnson	60	President – Xerium Asia
David Pretty	49	President – Xerium North America and Europe
Eduardo Fracasso	53	President – Xerium South America
Kevin McDougall	54	Executive Vice President, General Counsel and Secretary
Michael Bly	46	Executive Vice President of Global Human Resources

Harold C. Bevis has served as a director and as President and Chief Executive Officer of the Company since August 15, 2012. Mr. Bevis most recently served as the Chairman and Chief Executive Officer of Prolamina Corporation, a flexible packaging company serving the food, medical and consumer markets, from August 2010 until April 2012. Prior to that from October 2003 until December 2009 he served as Chief Executive Officer, President and director of Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets. In 2006 and 2009, Pliant Corporation filed for Chapter 11 protection under the Bankruptcy Code while Mr. Bevis was serving as its President and Chief Executive Officer. He has also served as President, Chief Executive Officer and director of Jordan Telecommunication Products and has held executive positions with Emerson Electric and General Cable Corporation. He is a 1983 graduate of Iowa State University receiving an Industrial Engineering degree and earned a Masters of Business Administration degree from Columbia University in 1988.

Clifford E. Pietrafitta has served as Executive Vice President and Chief Financial Officer since March 14, 2011. Mr. Pietrafitta served as the Chief Financial Officer of CSS Industries, Inc., a consumer products company, from January 1999 to March 2010. Prior to that he served as the Vice President—Finance of CSS Industries from November 1995 to January 1999, and as Treasurer from 1991 to November 1995.

Thomas Johnson has served as President—Xerium Asia since September 2008. Mr. Johnson served as our Executive Vice President—Corporate Operations since joining Xerium in April 2008 until September 2008. From August 1996 until November 2007, he served as Executive Vice President—Flow Asia of Flow International Corporation, a company that develops and manufactures ultrahigh-pressure (UHP) waterjet technology, and is a provider of robotics and assembly equipment.

David Pretty has served as President—Xerium North America since February 2008 and President—Xerium Europe since April 2013. Prior to his appointment as President—Xerium Europe, he served as President—Europe PMC from February 2010. He served as President—Weavexx, our North American clothing operation, from December 2005 until February 2008. From November 2004 to December 2005 he was the Senior Vice President—Sales, Marketing, Technology and Operations for Weavexx. From August 2003 to November 2004 he was the Senior Vice President—Sales, Marketing and Technology for Weavexx. From August 2000 until August 2003 he was the Vice President—Sales and Marketing for Weavexx.

Eduardo Fracasso has served as President—Xerium South America since January 2008. From April 2007 to December 2007 he served as President—Xerium Brazil. Prior to that, he held various operational positions within our Brazilian subsidiaries over a period of approximately 18 years, most recently as Operational Director.

Kevin McDougall has served as Executive Vice President and General Counsel since April 2010 and Secretary since November 2012. From September 2007 to April 2010, he served as Executive Vice President and General Counsel of HVM, LLC, the management company for Extended Stay Hotels, a hotel chain. From 2003 to 2007, Mr. McDougall was employed at BI-LO LLC and Bruno’s Supermarkets, Inc., a supermarket chain, most recently serving as Senior Vice President, General Counsel and Secretary. In February 2009 and March 2009, respectively, Bruno’s and BI-LO each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. From 1998 to 2002, he was the Vice President and General Counsel-Worldwide at Bell & Howell/Bell & Howell Mail and Messaging Technologies Company, a developer of production mail equipment and software technologies. He also served as Corporate Counsel (from 1986 to 1991) and Vice President and Senior Counsel (from 1991 to 1998) at GE Capital/GE Capital Mortgage Corporation.

Michael Bly has served as Executive Vice President of Global Human Resources since April 15, 2013. From December 2009 to April 2013, he served as Vice President of Human Resources of Berry Plastics, a flexible packaging company. From August 2007 to December 2009, he served as Vice President of Human Resources at Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets.

Compensation Discussion & Analysis

Executive Summary

Our executive compensation program is structured around the philosophy that the most effective program is one that is tied to the achievement of specific annual and long-term performance goals and aligns executives' interests with those of our stockholders. To ensure retention and engagement of our senior management team, we have targeted salaries at the 50th percentile and provided potential annual incentive compensation closer to the 75th percentile range for similar executive positions at comparable companies. This philosophy has generally led to a significant portion of each executive's compensation being “at risk” annually and over multi-year performance periods.

The primary components of our executive compensation include:

Component	Purpose	Characteristics
Base Salary	To attract and retain talented executives and to reward their scope of responsibilities, experience and industry knowledge.	Fixed cash compensation. Not at risk. Generally and over time, targeted at the 50th percentile for similar executive positions at comparable companies.

Short-Term Incentive Compensation	To motivate and reward executives to achieve or exceed annual performance metrics, generally an Adjusted EBITDA target.
Annual performance-based compensation comprised of cash or equity or both. At risk. Amount earned will vary depending on actual results achieved relative to targeted performance goals. In 2013, in addition to the total company performance targets, individual performance goals are being introduced for participants.

Long-Term Compensation	To align economic interests of executives with the interests of long-term stockholders and to encourage executive retention.
Three-year performance- and time-based equity compensation. Partially at risk. Generally, at least half of the long-term incentive compensation is performance-based. Compensation realized depends on company performance over three-year periods and continued service with the company.

Other (inc. Benefits)	To attract and retain executives.	Employee benefits such as life insurance, retirement benefits, car allowances, country club dues and relocation expenses. Not at risk.

2012 Realized Compensation. As illustrated by the chart below, on average as a group, over 40% of the 2012 potential realizable compensation for each Named Executive Officer (defined below) who served throughout 2012 was “at risk”. Because Xerium's performance for 2012 was below threshold performance levels and performance for the three-year period ending in 2012 was at the lower end of targeted performance, the compensation realized by these Named Executive Officers was much lower than the potential total compensation that could have been realized in and for performance through 2012.

(1)
For purposes of this graph, average potential compensation includes the following average elements of compensation of our Named Executive Officers who served throughout 2012: salary, all other compensation, the potential fair market value of their long-term incentive awards calculated as of the time of grant in 2010 assuming achievement at 100% of the targeted award performance level for the three-year period ending December 31, 2012 and their potential 2012 annual incentive compensation assuming achievement at 100% of the targeted 2012 performance level. Average realized compensation includes: salary, all other compensation and the fair market value as of the date of issuance of the shares of our common stock that have been delivered in satisfaction of the Named Executive Officers' long-term incentive awards for the three-year performance period ending December 31, 2012.

(2)
For those Named Executive Officers granted long-term performance-based awards under our 2010-2012 Long Term Incentive Plan, the grant date fair market value of our common stock was $12.93 and the average number of shares of common stock underlying those awards was 13,520.

(3)	If the targeted performance level had been met, each Named Executive Officer would have been awarded an annual incentive award equal to 50% of base salary.

(4)	The most recent closing price of our common stock on the date that the performance-based awards were delivered pursuant to the terms of the 2010-2012 Long-Term Incentive Plan was $5.44.

2012 Short-Term Incentive Compensation. At the time we established the 2012 short-term incentive plan, we believed that the Adjusted EBITDA target for payouts of our executive officers' 2012 performance-based compensation were set at levels that were reasonably attainable, but not assured, based on our internal individual business segment and geographic region forecasts which relied, in part, on surveys of market forecasts by industry trade publications. The Compensation Committee believed these forecasts were the best proxy for our likely performance during 2012, given the facts known at the time our annual incentive compensation plan was adopted. Because we did not generate at least the minimum targeted 2012 Adjusted EBITDA for our short-term incentive compensation program, our Named Executive Officers did not receive any performance-based payouts under that program.

2010-2012 Long-Term Incentive Compensation. In 2010, we granted our then Named Executive Officers long-term incentive awards, of which 65% of the total awards were performance-based and 35% were time-based. The performance-based awards were subject to Xerium's performance against a three-year cumulative Adjusted EBITDA target of $376 million, which was believed to approximate our likely performance during the three-year performance period ending on December 31, 2012. Because our three-year cumulative Adjusted EBITDA over that period was $318.8 million or 84.8% of our targeted Adjusted EBITDA and just above the threshold payout level of 80% of targeted Adjusted EBITDA, our performance-based awards only paid out at 23.8% of their potential. In addition, due to the decline in our stock price from the time when these awards were originally granted and when the awards were delivered, our executives realized substantially less than the compensation that was originally targeted for them in 2010 when the awards were initially granted.

2012-2014 Executive Long-Term Incentive Plan. Each of our Named Executive Officers, with the exceptions of Mr. Light and Mr. Bevis, also received grants of awards under our 2012-2014 Executive Long-Term Incentive Plan (the “2012 LTIP”). Awards under this plan were split equally between time-based restricted stock units and performance-based restricted stock units. Because no portion of these awards vested in 2012, they are not reflected in the potential or realizable compensation of the Named Executive Officers in the chart above. A discussion of the 2012 LTIP and the awards granted to each Named Executive Officer appears below under “2012 Executive Compensation Components - Long-Term Compensation.”

Transition Benefits. In addition in 2012, we paid certain transition benefits to our former President and Chief Executive Officer, Mr. Stephen R. Light, upon his retirement as an executive officer and to Mr. Harold C. Bevis upon his appointment as our new President and Chief Executive Officer. The primary transition benefits to Mr. Light included a cash incentive bonus, acceleration of 50,000 of his then outstanding performance-based awards, and an option to purchase 40,000 shares of our common stock at an exercise price of $16.00 per share. These benefits were offered and paid to Mr. Light in order to retain Mr. Light during the search for the new CEO, to help ensure a smooth CEO transition process once a candidate was selected, to reward Mr. Light for past performance and, in the case of the option grant, to reward him in the event our common stock price reached or exceeded a level within a period of five years from the date of his departure that the Compensation Committee felt was reasonably attainable and fair.

In the case of Mr. Bevis, the Compensation Committee worked closely with Towers Watson & Co., an internationally recognized compensation consulting firm (“Towers Watson”), in order to create a comprehensive package that would attract an experienced Chief Executive Officer to Xerium who could drive execution of our strategy and improve performance. Based on the analysis provided by Towers Watson, the Compensation Committee offered Mr. Bevis a package with a lower base salary relative to the salary of Mr. Light, the former Chief Executive Officer, but with higher performance compensation available. In addition to his salary and ancillary other compensation benefits which are generally available to other Named Executive Officers, he received a grant of 204,208 shares of restricted stock units and an option to purchase 781,701 shares of common stock at an exercise price of $4.00 per share, the fair market value of our common stock on the day preceding his appointment. Both of these incentive awards vest over a three year period in equal installments beginning on the second anniversary of the date of grant. Based on comparable packages analyzed by Towers Watson, the Compensation Committee felt these awards were necessary in order attract and retain an experienced Chief Executive Officer of the caliber of Mr. Bevis to Xerium. In both cases, the awards were also meant to align the interest of Mr. Bevis with the interests of our stockholders generally, to reward loyalty over the award vesting period and, particularly in the case of the option, to reward stock price performance over the four-year vesting period.

Overview of Compensation Program

The Compensation Committee operates under a written charter adopted by the Board and discharges the responsibilities of the Board relating to the compensation of our executive officers. In 2012, our executive officers' compensation had three primary components: base compensation or salary, short-term incentive compensation, and long-term equity based awards. Executive officers also received a variety of benefits. These include benefits that are available generally to all salaried employees in the geographical location where the executive officer is based, as well as benefits available only to executive officers generally or a particular executive officer.

Named Executive Officers. This Compensation Discussion & Analysis provides information regarding the compensation paid to the following individuals, referred to as the “Named Executive Officers,” in 2012:

•	Harold C. Bevis, President, Chief Executive Officer and Director

•	Stephen R. Light, Former President, Chief Executive Officer and Chairman

•	Clifford E. Pietrafitta, Executive Vice President and Chief Financial Officer

•	David Pretty, President-Xerium North America and Europe

•	Joan Badrinas Ardèvol, Former President-Europe Rolls and Chief Technology Officer

•	Eduardo Fracasso, President-Xerium South America

On August 15, 2012, our former Chairman, President and Chief Executive Officer, Stephen R. Light, retired as an executive officer concurrent with the appointment of Harold C. Bevis as the Company's new President and Chief Executive Officer. Due to this transition in senior leadership, the total compensation for Mr. Light and Mr. Bevis as reflected in the “Summary Compensation Table” below includes certain bonus benefits provided to each in connection with this transition. In the case of Mr. Light, his transition bonus came primarily in the form of a cash bonus, the acceleration of 50,000 performance-based restricted stock units and an option to purchase 40,000 shares. For Mr. Bevis, he was awarded an employment inducement award in the form of a grant of 204,208 time-based restricted stock units and an option to purchase 781,701 shares. Additionally, on April 19, 2013, a notice of termination was delivered to Mr. Badrinas and as of that date, he was no longer serving as an executive officer.

Compensation Philosophy and Objectives. With respect to 2012, the Compensation Committee continued to believe that the most effective executive compensation program was one that was tied to our achievement of specific annual and long-term goals, and which aligned executives' interests with those of the stockholders by rewarding performance at and above established metrics, with the ultimate objective of improving stockholder value. The Compensation Committee evaluated both performance and compensation in an effort to enhance our ability to retain and, as necessary, attract superior employees to key positions. The Compensation Committee designed executive compensation packages for executives, including the Named Executive Officers, which included both cash and stock-based compensation. While we had no specific policy or rigid formula regarding the proportion of total compensation that constitutes cash compensation or stock-based compensation, the Compensation Committee balanced these compensation elements to reward annual results, motivate long-term performance, strengthen executive retention, and align the interests of executive officers with the interests of stockholders. In determining the appropriate balance of cash and stock-based compensation, the Compensation Committee considered, among other things, the total amount of our equity that the executive officer held, the motivational value of various components of compensation to the executive officer, the compensation practices of other similarly situated companies, the cost to us of each compensation element, and the overall balance and reasonableness of the executive officer's total compensation package. The Compensation Committee also assessed the potential share dilution resulting from “at plan” award levels of equity compensation.

In August 2010, the Compensation Committee adopted a revised compensation philosophy applicable to 2010 and future fiscal years. The Compensation Committee recognized the need to structure our executive compensation in a manner that ensured retention and engagement of our senior management team. To this end, the Compensation Committee decided it strongly prefers that the fixed elements of compensation, such as base salary, be closer to the 50th percentile level of comparable companies for similar executive positions, with more aggressive variable incentive compensation closer to the 75th percentile range in order to achieve these objectives.

At our 2011 Annual Meeting of Stockholders, we held a stockholder advisory vote on our 2010 executive compensation program, and 87.5% of the shares represented at the meeting voted to approve the program. Because our 2011 and 2012 programs had a similar mix of compensation elements to that of 2010, the Compensation Committee felt that their structures were appropriate and should not be reconsidered. Due to the support received and the similarities from year-to-year in our executive compensation structures, the 2011 advisory vote has had no measurable impact on our deliberations approving our 2012 or 2013 executive compensation programs.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all compensation decisions for the executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation, including with respect to salary adjustments, structure of annual awards, annual award amounts, and specified performance thresholds at which incentives would be earned for both himself and the other executive officers. The Chief Executive Officer discusses with the Compensation Committee our performance and the individual performance of himself and the other executive officers at least annually. In addition to the Chief Executive Officer (current and former), the Chief Financial Officer, General Counsel and the former Vice President, Human Resources have sometimes been present for discussions of the Compensation Committee regarding compensation of executive officers. While the Compensation Committee considers the recommendations of the Chief Executive Officer, the Compensation Committee ultimately decides salary adjustments, the structure of annual and long-term awards, and annual and long-term award amounts for all executive officers.

Benchmarking and Comparative Analysis. The Compensation Committee engaged Towers Watson to conduct an annual review of our cash and equity compensation programs for the Chief Executive Officer and other executive officers in order to assist the Compensation Committee in confirming its compensation decisions for 2012. Towers Watson provided the Compensation Committee with relevant market data to consider in the context of analyzing the compensation of the executive officers.

With respect to our Named Executive Officers, Towers Watson conducted a benchmarking analysis based on a peer-group study of the publicly disclosed cash and equity compensation practices of 15 publicly held companies in the manufacturing industry. The compensation components considered in the benchmarking analysis were base salary, target bonus as a percentage of base salary, target total compensation, annualized expected grant value of long-term incentives, and target total direct compensation. The companies included in the study were the following:

• Actuant Corporation	• Kaydon Corporation

• Albany International Corp.	• Lydall, Inc.

• Barnes Group Inc.	• Nordson Corporation

• Circor International, Inc.	• Simpson Manufacturing Company Inc.

• CLARCOR Inc.	• Standex International Corporation

• Gerber Scientific, Inc.	• Tennant Company

• Idex Corp.	• Watts Water Technologies, Inc.

• Kadant Inc.

These companies were chosen based on certain business characteristics similar to ours, including: annual revenues, employee headcount, geographic scope of business, and type of business.

In addition to the peer group data, Towers Watson provided to the Compensation Committee comparative compensation data for 14 of our top executive positions at the 25th, 50th, and 75th percentile levels based on a general industry published survey analysis. The Compensation Committee has also historically taken into account input from other sources, including input from other independent members of the Board of Directors, publicly available data relating to the compensation practices and policies of other companies within and outside of our industry, and targeted publications of independent associations of corporate directors. The Compensation Committee anticipates continuing and enhancing its use of peer group data in establishing our executive compensation in future fiscal years. Representatives of Towers Watson have periodically attended and participated in meetings of the Compensation Committee. In utilizing Towers Watson, no conflicts of interest were raised between them and the Company and Towers Watson did not provide any additional consulting or other services to the Company in an amount exceeding $120,000. The Compensation Committee has in the past and may in the future retain the services of third-party executive compensation specialists, as the Committee sees fit, in connection with the establishment of cash and equity compensation and related policies.

2012 Executive Compensation Components

For the fiscal year ended December 31, 2012, the principal components of compensation for our Named Executive Officers were base salary, short-term incentive compensation, and long-term equity based awards, although neither Mr. Bevis nor Mr. Light, received any long-term equity based awards during 2012. In the case of Mr. Bevis no long-term awards were granted in 2012 because a significant portion of the year had already passed, and in the case of Mr. Light no long-term awards were granted due to his anticipated retirement prior to the expiration of the performance period.

For 2012, we did not have a formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, in consultation with the former Chief Executive Officer and Towers Watson, determined subjectively what it believed to be the appropriate level and mix of the various compensation components. While the particular compensation objectives that each element of executive compensation served are set forth below, the Compensation Committee believed that each element of compensation, to a greater or lesser extent, served each of the objectives of our executive compensation program. Our policy was to provide our executive officers with compensation opportunities that were based upon our performance and their contribution to our performance.

Base Salary. The Compensation Committee annually reviews and approves the base salary of the Chief Executive Officer and our other executive officers.

In making these determinations, the Compensation Committee considers various factors such as our performance, the executive's performance and responsibilities, leadership, years of experience, competitive salaries within the marketplace, and the executive's total compensation package. The following table sets forth annual base salary rates in effect at December 31, 2012 and December 31, 2011 for each of the Named Executive Officers, as well as percentage increases from 2011 to 2012:

Name	2012 Salary	2011 Salary	Percent Increase
Harold C. Bevis(1)	$665,000	N/A	—
Stephen R. Light(2)	$795,000	$795,000	—
Clifford E. Pietrafitta	$340,000	$340,000	—
David Pretty	$405,000	$405,000	—
Joan Badrinas Ardèvol(3)	$406,879	$440,374	—
Eduardo Fracasso(4)	$392,298	$440,233	—

(1)	Mr. Bevis was hired on August 15, 2012 and his base salary was set at $665,000, of which he received $251,933 from August 2012 through the remainder of 2012.

(2)	Mr. Light retired as an executive officer on August 15, 2012 and he received $500,423 in salary during 2012.

(3)
Mr. Badrinas' 2012 salary was 316,360 Euros and is converted from Euros at an assumed exchange rate of $1.286 per Euro, which represents the average exchange rate for 2012, and his 2011 salary was 316,360 Euros and is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2011. The apparent decline in his salary is due to currency effects.

(4)
Mr. Fracasso's 2012 salary was 769,218 Brazilian Real and is converted from Real at an assumed exchange rate of $0.51 per Real, which represents the average exchange rate for 2012, and his 2011 salary was 734,971 Brazilian Real and is converted from Real at an assumed exchange rate of $0.60 per Real, which represents the average exchange rate for 2011. After subtracting a cost of living adjustment mandated by local law, Mr. Fracasso's salary in Brazilian Real was essentially flat year-over-year. The apparent decline in his salary is due to currency effects.

In maintaining these salary levels, the Compensation Committee considered, among other things, the desire to ensure retention and engagement of our senior management team in light of compensation paid at comparable companies for similar executive positions, the need to retain a well-qualified Chief Executive Officer and the Committee's goal to migrate our executive officer salaries over a reasonable timeframe towards the median (50th percentile) of comparable companies for similar executive positions. In setting the salary of Mr. Bevis, the Compensation Committee chose to set it at a level lower than the base salary of our former Chief Executive Officer in line with its goals to migrate salaries towards the median for similar Chief Executive Officers at comparable companies. On the other hand, as discussed below, the Compensation Committee chose to increase the potential annual incentive and long-term compensation available to Mr. Bevis.

Short-Term Incentive Compensation. In order to reinforce the importance of increasing stockholder value, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of annual performance-based incentives. On March 13, 2012, we adopted the 2012 Management Incentive Compensation Program (the “2012 MIC”). Each award under the 2012 MIC was entirely performance-based and vested only if (i) the participant remained continuously employed with us through December 31, 2012 and (ii) certain performance criteria were met. Awards earned under the 2012 MIC were structured to be paid 50% in cash, and the remaining 50% in the form of shares of common stock granted under the 2010 Plan. The Compensation Committee chose the combination of 50% cash and 50% equity to balance its desire to provide executives with cash compensation for annual performance with the goal of aligning management with stockholder interests through stock ownership.

The Compensation Committee selected each of our executive officers, as well as certain other key employees, as participants in the 2012 MIC after consultation with the former Chief Executive Officer, Mr. Light, with the exception of Mr. Bevis who was included in the 2012 MIC on a pro rata basis pursuant to the terms of his employment agreement. Under the 2012 MIC, each participant was assigned a specific target award equal to a percentage of his or her then-current base cash compensation (pro-rated for any partial year of service during 2012). Payouts under the 2012 MIC were determined by our performance against an Adjusted EBITDA metric (as defined in our credit facility (the “Credit Facility”)), as set by the Compensation Committee, on a sliding scale. The Adjusted EBITDA target was adjusted at the end of the year to reflect currency fluctuations relative to the U.S. Dollar in all markets. The sliding scale provided for payouts ranging from 20% of the potential target award under the target metric, but only if Adjusted EBITDA was achieved at a minimum level. The payouts increased up to 200% of the potential target award under the target metric if Adjusted EBITDA was achieved at a maximum level. For 2012, the Committee selected the Named Executive Officers to receive an award with a specified target award percentage set forth opposite each of their names below. In increasing the potential specified target award percentage for Mr. Bevis as compared to our former Chief Executive Officer, the Compensation Committee intended to emphasize its pay-for-performance philosophy.

Name	Position	Specified Percentage
Harold C. Bevis(1)	President, Chief Executive Officer and Director	100%
Stephen R. Light(2)	Former President, Chief Executive Officer, and Chairman	80%
Clifford E. Pietrafitta	Executive Vice President and Chief Financial Officer	50%
David Pretty	President - Xerium North America and Europe	50%
Joan Badrinas Ardèvol	Former President - Europe Rolls and Chief Technology Officer	50%
Eduardo Fracasso	President - Xerium South America	50%

(1)	Mr. Bevis was entitled to a pro-rata award based on his commencement date.

(2)	Mr. Light was only entitled to an award if he retired as an executive officer during the fourth quarter of 2012.

The 2012 Adjusted EBITDA target set by the Compensation Committee for purposes of determining the amount payable under the 2012 MIC was $108.0 million, adjusted for currency fluctuations. Our Compensation Committee believed this forecast to be a reasonable proxy for our likely performance for 2012, based on our internal business segment and geographic region forecasts, which relied, in part, on surveys of market forecasts by industry trade publications available at the time the 2012 MIC was adopted. The Compensation Committee also believed that the Adjusted EBITDA target was reasonably attainable, but not assured, as achievement would require, among other things, high levels of operational performance and effective responses to short-term market changes and challenges. However, the general economic weakness, which began primarily in Europe in 2011 stemming from the European debt continued throughout 2012 and negatively impacted paper production volumes and our costs of products sold and earnings, respectively. Our attempts to offset this market weakness, primarily by eliminating costs, were insufficient. Consequently, the target metrics were not achieved and therefore the performance awards did not pay out. In 2012 after adjusting actual results by the currency exchange rates in effect when the targets were established, we achieved Adjusted EBITDA of $89.2 million, which was below the minimum target of $100.0 million.

Long-Term Compensation. As part of our executive compensation philosophy, we seek to create long-term performance incentives for our executive officers by aligning their economic interests with the interests of stockholders through awards over a three-year performance period. In keeping with that philosophy and as a counter-balance to the lower base salary of Mr. Bevis as compared to Mr. Light's base salary, the Compensation Committee chose to commit to awarding Mr. Bevis annual long-term compensation awards equal to the greater of 200% of his then-current base salary or $1,400,000. The Compensation Committee felt this was the most appropriate way to align Mr. Bevis' interest with that of our long-term stockholders.

2012 - 2014 Executive Long-Term Incentive Plan

In 2012, the Compensation Committee adopted the 2012 LTIP applicable to a 2012 - 2014 performance period. Awards granted in 2012 under the 2012 LTIP were made under the 2010 Plan. The 2010 Plan provides for the grant of awards consisting of any or a combination of stock options, stock appreciation rights, restricted stock, unrestricted stock or stock unit awards to key employees, directors and consultants. Awards under the 2010 Plan align the economic interests of the executive officer with those of stockholders because the potential value of the awards is directly related to the future value of Xerium's stock. The Compensation Committee administers the 2010 Plan and has the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2010 Plan. The participants selected and the award terms were based on the recommendation of our former Chairman, President and Chief Executive Officer, Mr. Light, although Mr. Light did not receive any awards under the 2012 LTIP considering his planned retirement. Additionally, Mr. Bevis did not participate in the 2012 LTIP, but pursuant to the terms of his employment contract is entitled to participate in future long-term incentive plans beginning in 2013.

2012 LTIP awards have both a time-based and a performance-based component. The Compensation Committee set a specific total target award for each participant in the 2012 LTIP. Awards are paid in the form of restricted stock units or shares of common stock, as described below. Awards for the three-year performance period (2012-2014) are not intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The time-based portion of each award, which is weighted at 50% of each participant's target award, was granted in the form of time-based restricted stock units under the 2010 Plan. These time-based restricted stock units vest in three equal installments on each of March 31, 2013, March 31, 2014, and March 31, 2015, and will be converted into shares of common stock as they vest. We believe that the time-based portion of the 2012 LTIP awards strengthens executive retention at Xerium by encouraging participants to remain employed with us for the full vesting term of their awards, while promoting share ownership.

The time-based restricted stock unit awards will vest as long as the participant continues to be employed by us on the applicable vesting dates, and are subject to earlier vesting in certain circumstances. In particular, in the event the participant's employment terminates as a result of a “Change of Control” (as defined in the applicable restricted stock unit agreement), the entire unvested portion of the award shall become vested on the termination date. If the participant ceases to be employed by us prior to a vesting date as a result of resignation, dismissal or any other reason, then the unvested portion of the award will be forfeited automatically. In the event of termination of the participant's employment by us without “Cause” or termination for “Good Reason” (each as defined in the applicable restricted stock units agreement), a pro rata percentage of the unvested portion of the award will become vested on the date of termination.

The performance-based portion of each award, which is weighted at 50% of each participant's target award, is credited to the participant on our books as stock units and will vest only if (i) the participant remains continuously employed with us through December 31, 2014 and (ii) certain performance criteria are met. Vested stock units will be converted into shares of our common stock (“Performance Shares”) after the close of the three-year performance period. The number of Performance Shares paid out will be determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Credit Facility) for the three-year performance period, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric will be adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. If the metric is achieved at greater than 85% of target, the sliding scale provides for payouts that scale up on a straight line between 50% at 85% of target and 100% of the possible number of Performance Shares if the metric is achieved at 100% of target. If the metric is achieved at greater than 100% of target, the sliding scale provides for payouts that scale up on a straight line between 100% at 100% of target and 200% of the possible number of Performance Shares if the metric is achieved at 115% of target. The payout under the performance-based portion of each award is limited to 200% of the possible number of Performance Shares. We believe that the performance-based portion of the 2012 LTIP awards closely links compensation to our performance and promotes accountability for long-term performance.

As compared to the 2010 - 2012 Long Term Incentive Plan (“2010 LTIP”) and the 2011 - 2013 Long Term Incentive Plan (“2011 LTIP”), the Compensation Committee chose to increase the percentage of time-based awards from 35% of the total award to 50% and reduce the amount of performance-based awards from 65% of the total award to 50%. While this rebalancing effectively increased the relative importance of employee loyalty as compared to performance, the Compensation

Committee partially offset this rebalancing by raising the minimum target metric from 80% to 85% and increasing the maximum target from 110% to 115% while increasing the payout at the minimum and maximum target levels to 50% and 200% from 0% and 110%, respectively, in each case as compared to the prior LTIPs.

The cumulative Adjusted EBITDA target established by the Compensation Committee with respect to the performance-based portion of the 2012 LTIP awards was $337.2 million, provided that the amount may be adjusted by the Compensation Committee to reflect any material change of circumstance, such as an acquisition or disposition. This three-year Adjusted EBITDA target represents the sum of the amounts of Adjusted EBITDA for 2012, 2013 and 2014 that we projected internally, which our Compensation Committee believed to be the best proxy for our likely performance during the three-year performance period, given the facts known at that time the 2012 LTIP was adopted. The Compensation Committee believed that this Adjusted EBITDA target was reasonably attainable, but not assured, as achievement would require, among other things, high levels of operational performance over a long-term period, successful product development and new product introductions, and effective responses, both short-term and long-term, to ongoing market changes and challenges.

The following table sets forth the number of time-based restricted stock units and performance-based stock units awarded to our Named Executive Officers in 2012 pursuant to the 2012 LTIP.

Name	Position	Time-Based Awards(1)	Performance-Based Awards(2)
Harold C. Bevis(3)	President, Chief Executive Officer and Director	—	—
Stephen R. Light(4)	Former President, Chief Executive Officer and Chairman	—	—
Clifford E. Pietrafitta	Executive Vice President and Chief Financial Officer	15,000	15,000
David J. Pretty	President - Xerium North America and Europe	11,000	11,000
Joan Badrinas	Former President - Europe Rolls and Chief Technology Officer	6,000	6,000
Eduardo Fracasso	President - Xerium South America	3,750	3,750

(1)	Time-based awards under the 2012 LTIP represent restricted stock units that vest in three equal installments on March 31, 2013, March 31, 2014, and March 31, 2015.

(2)
Performance-based awards under the 2012 LTIP represent stock units that vest if the participant remains continuously employed through December 31, 2014 and if certain performance criteria are met. As described above, depending on the level of performance achieved, the participant may receive Performance Shares up 200% of the number of stock units listed in this column after the conclusion of the three-year performance period.

(3)
Mr. Bevis was not granted any awards under the 2012 LTIP, but is eligible to receive awards under any future long term incentive plan at a value at the time of grant equal to the greater of 200% of his then-current salary or $1,400,000.

(4)	Mr. Light was not granted awards under the 2012 LTIP due to his planned retirement.

2010 and 2011 Long-Term Incentive Plans

During 2010 and 2011, we sought to create long-term performance incentives for our executive officers by aligning their economic interests with the interests of stockholders through the 2010 LTIP and the 2011 LTIP. Like the 2012 LTIP, Xerium's 2010 LTIP and 2011 LTIP, adopted under the 2010 Plan, provided for both time-based and performance-based awards. A specific target share award was set for each participant in these 2010 LTIP and 2011 LTIP. Awards are paid in the form of restricted stock units or shares of common stock , as described below. Similar to the 2012 LTIP, awards for the three-year performance period (2010-2012) were not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Besides the material elements of the plan, which are set forth below, the other provisions of the 2010 LTIP and 2011 LTIP were substantially identical to the terms of the 2012 LTIP described above.

Unlike the 2012 LTIP, time-based awards under the 2010 LTIP and 2011 LTIP represented 35% of the total target award and were granted in the form of time-based restricted stock units under the 2010 Plan vesting in three equal installments over a three year vesting period and convert into shares of common stock as they vest.

Performance-based awards, 65% of the total award, are determined based on the Company's performance against a three-year cumulative Adjusted EBITDA metric. The Adjusted EBITDA metric will be adjusted for currency fluctuations during the term of the 2010 LTIP and 2011 LTIP.

The 2010 performance-based awards were converted into shares of the Company's common stock and were paid out in March of 2013 (as discussed above under the “Executive Summary”). The 2010 LTIP performance-based awards paid out at 23.8% of the potential target award, as Adjusted EBITDA for the 2010 - 2012 performance period was 84.8% of the target performance metric of $376 million.

The 2011 performance-based awards will convert into shares of the Company's common stock and be paid after the close of the three-year performance period. The amount of the payment will be based on a sliding scale ranging from 0% if the metric is achieved at 80% of the target up to 110% if the metric is achieved at or above 110% of the target. The cumulative Adjusted EBITDA target established by the Compensation Committee with respect to the performance-based portion of the 2011 LTIP awards was $411.6 million, provided that the amount may be adjusted by the Compensation Committee to reflect any material change of circumstance, such as an acquisition or disposition.

Employment Inducement Award

In connection with his appointment as the Company's President and Chief Executive Officer and pursuant to the employment agreement, on August 15, 2012, the Company granted Mr. Bevis a sign-on award of 204,208 restricted stock units and options to acquire 781,701 shares of the Company's common stock at an exercise price of $4.00 per share. Together, the size and value of the awards were intended to replicate a sign-on bonus equal to approximately $2.5 million. Assuming Mr. Bevis' continued employment with the Company, both the restricted stock units and the options will vest over a three year period, beginning on the second anniversary of the August 15, 2012 grant date. The options have a 10-year term and an exercise price of $4.00 per share, the closing price of our common stock on the New York Stock Exchange on the day preceding his appointment. We made these awards outside of a stockholder approved equity incentive plan in accordance with the employment inducement award exemption provided by Section 303A.08 of the New York Stock Exchange Listed Company Manual. The Compensation Committee approved these long-term awards for Mr. Bevis in order to attract him to Xerium as well as to promote share ownership and align his interests with the goal of creating long-term stockholder value.

Incentive Clawback Policies. The 2012 MIC, the 2010 LTIP, 2011 LTIP and the 2012 LTIP each provide that if a participant receives an award under the applicable plan based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which the participant was entitled, the participant will refund to us the difference between what the participant received and what the participant should have received. Participants will not be required to refund compensation paid more than three years prior to the applicable restatement.

401(k) Plans. Our Named Executive Officers resident in the United States participate in a tax-qualified defined contribution plan for non-union employees with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Named Executive Officers became eligible to participate in the plan after completing two months of employment with us. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 15% of compensation that would otherwise be paid to the participant in the applicable year, up to the statutorily prescribed annual limit. In 2012, under the plan in which our Named Executive Officers participate, we made a matching contribution of 200% of the first one percent of such participant's compensation and 100% of the next five percent of such participants compensation.

Retirement Benefits. We maintain a pension plan for U.S. salaried employees, including certain of our executive officers (the “non-union U.S. pension plan”). The non-union U.S. pension plan is a funded, tax-qualified, noncontributory defined-benefit pension plan and is described in more detail below under the heading “Pension Benefits.” In 2012, Mr. Badrinas participated in a government pension arrangement in Germany. On September 24, 2008, we announced that we were freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008, so that future service beyond December 31, 2008 will no longer be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Mr. Pretty was vested as of December 31, 2008. Because Mr. Light did not satisfy the eligibility requirements of the non-union U.S. pension plan as of December 31, 2008, Mr. Light did not participate in the plan.

In 2008, we adopted an unfunded, nonqualified supplemental executive retirement plan (a “SERP”) for Mr. Light. Under the SERP, as amended in December 2011, Mr. Light is entitled to receive on the first day of the month six months after his last day of employment with us, which was February 15, 2013, annual SERP payments equal to a specified percentage of $795,000, multiplied by his years of service with us. The SERP benefit formula for Mr. Light is based on a percentage factor of 3%. More detail regarding the SERP is provided below under the heading “Pension Benefits.”

Perquisites and Other Personal Benefits. We provide the Named Executive Officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior executive employees for key positions. These benefits include premiums paid for term life insurance policies, car allowances or an automobile for personal use, country club dues, housing and relocation expenses and annual physical exams. The former Chief Executive Officer received an annual executive allowance of $45,000. Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2012, are included in the next to last column of the Summary Compensation Table below.

Employment Agreements. We have entered into Employment Agreements with certain key employees, including the Named Executive Officers, although Mr. Light's employment agreement terminated upon his retirement as an executive officer on August 15, 2012. The employment agreements for the Named Executive Officers are described below under the heading

“Employment Agreements and Potential Payments Upon Termination or Change in Control.” These agreements include severance arrangements and, in some cases, the level of severance is dependent upon the proximity of termination to a change of control (as defined in the applicable agreement). We believe that these arrangements support our ability to attract and retain superior executive employees and, if a change in control were to occur, would enhance our value by keeping our management team intact and focused on the best interests of the stockholders, rather than their own job security.

Ownership Guidelines

The Compensation Committee recognizes that alignment of the interests of executive officers with those of our stockholders is important. While the Compensation Committee has not established a target level of ownership, it believes that equity based awards help to align these incentives and serve as an integral part of the executive officer compensation program. All transactions in our common stock by our executive officers must comply with our Pre-Clearance Procedures and Insider Trading Policy, which, among other things, prohibit any trading on the basis of material, non-public information, establish quarterly and event-specific trading blackout periods, and require all trades and/or trading plans to be approved in advance by our General Counsel.

Tax and Accounting Implications

Deductibility of Executive Compensation. In establishing compensation, the Compensation Committee takes into account the provisions of Section 162(m) of the Code, which exempts some performance-based compensation from the $1 million deduction limit. The Compensation Committee may, however, approve compensation that does not qualify for the exemption to attract and retain executives or for other reasons. For example, the Compensation Committee approved the 2012 LTIP, which does not qualify for the Section 162(m) exemption. In determining whether to structure incentive awards to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Compensation Committee balanced the benefits of the awards qualifying as performance-based compensation, within the meaning of Section 162(m) of the Code, and the overall goal of structuring awards designed both to incentivize the executives and to increase stockholder value. For a discussion of the 2012 LTIP, see the section “Long-Term Incentive Compensation” earlier in this Compensation Discussion & Analysis.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based awards, including our restricted stock unit awards, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Options (formerly Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment (Revised 2004)”).

Narrative Disclosure of Our Compensation Policies and Practices As They Relate to Our Risk Management

During 2012, we conducted a risk assessment of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. For additional information with respect to our risk management process, please see the section “Board Oversight and Risk Management” above.

Summary Compensation Table

The following table sets forth information with respect to the compensation during 2012, 2011, and 2010 for our Named Executive Officers—our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers (based on 2012 compensation). This table includes information regarding Mr. Light, our former Chief Executive Officer, and Mr. Bevis, our current President and Chief Executive Officer. On August 15, 2012, Mr. Light ceased serving as our Chief Executive Officer, and Mr. Bevis began serving as our President and Chief Executive Officer. On April 19, 2013, a notice of termination was delivered to Mr. Badrinas and as of that date, he was no longer serving as an executive officer.

Please see the section “Compensation Philosophy and Objectives” in Compensation Discussion & Analysis for additional information with respect to the proportionate elements of total compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)		Total ($)
Harold C. Bevis	2012	$251,933		$—		$825,000	(3)	$1,672,840	(4)	$—	$—	$72,087	(5)	$2,821,860
President, Chief Executive Officer and Director

Stephen R. Light	2012	$500,423	(6)	$2,250,000	(7)	$372,788	(8)	$215,200	(9)	$—	$377,347	$84,820	(10)	$3,800,578
Former President, Chief Executive Officer and Chairman	2011	$795,000		$—		$49,926		$—		$49,926	$389,363	$86,137		$1,370,352
	2010	$759,583		$—		$3,155,151		$—		$391,363	$229,997	$85,970		$4,622,064
Clifford E. Pietrafitta	2012	$340,000		$—		$122,100	(11)	$—		$—	$—	$40,154	(12)	$502,254
Executive Vice President and Chief Financial Officer	2011	$271,782		$10,000		$250,560		$—		$33,660	$—	$63,003		$629,005
David Pretty	2012	$405,000		$—		$89,540	(13)	$—		$—	$17,621	$29,720	(14)	$541,881
President – Xerium North America and Europe	2011	$405,000		$—		$15,896		$—		$15,897	$41,501	$29,420		$507,714
	2010	$382,083		$—		$447,859		$—		$124,609	$17,265	$28,968		$1,000,784
Joan Badrinas Ardèvol	2012	$406,879	(15)	$—		$48,840	(16)	$—		$—	$—	$47,868	(17)	$503,587
Former President – Europe Rolls and Chief Technology Officer	2011	$440,374		$—		$16,107		$—		$16,108	$—	$51,809		$524,398
	2010	$397,069		$—		$413,605		$—		$129,145	$—	$48,170		$987,989
Eduardo Fracasso	2012	$392,298	(18)	$—		$30,525	(19)	$—		$—	$—	$134,849	(20)	$557,672
President – Xerium South America	2011	$440,233		$—		$15,482		$—		$15,482	$—	$130,192		$601,389
	2010	$390,077		$—		$360,553		$—		$127,813	$—	$42,129		$920,572

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”) of the stock awards granted to our Named Executive Officers during 2010, 2011, and 2012, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2012. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our common stock at the time of vesting of restricted stock unit awards, whether we achieve certain performance goals and whether such awards actually vest. For the performance-based portion of awards under the 2010 LTIP, the 2011 LTIP or the 2012 LTIP, the amount reported is the grant date fair value based upon the probable outcome of such conditions at the time of grant in 2010, 2011 and 2012, respectively. Stock awards granted pursuant to our 2010 Management Incentive Compensation Plan (“2010 MIC”) and our 2011 Management Incentive Compensation Plan (“2011 MIC”) are presented as compensation for the year of performance even though the shares were issued in the subsequent year due to the fact that all company decisions necessary to determine the value of the award were made by the end of the performance year. Because such awards were initially stated as a dollar figure and not in terms of number of shares or restricted stock units, the grant date fair value reported is the value as determined by the average trading price of our common stock for last 20 trading days in the respective performance year as set forth in the 2010 MIC and 2011 MIC plan documents.

(2)	The amounts in this column for 2012 represent changes in pension value or SERP. None of our Named Executive Officers received any preferential earnings on nonqualified deferred compensation in 2012.

(3)	Grant date fair value of restricted stock unit covering 204,208 shares of common stock vesting in three equal installments beginning on the second anniversary of August 15, 2012.

(4)
Black-Scholes grant date fair value of an option to purchase 781,704 shares of common stock at an exercise price of $4.00 per share. The option has a term of 10 years and vests in three equal installments beginning on the second anniversary of August 15, 2012.

(5)
Includes perquisites and other personal benefits of (i) a $25,000 legal fee reimbursement made in connection with the negotiation his employment agreement with the Company; (ii) $41,870 in taxable relocation benefits; (iii) $3,600 associated with an automobile allowance; and (iv) $1,617 associated with country club dues.

(6)
Mr. Light was paid at an annual rate of $795,000 through the date of his retirement as an executive officer of the Company on August 15, 2012. From August 16, 2012 until February 15, 2013, he was paid a salary of $460 per week.

(7)	Transition incentive bonus earned upon his retirement as President and Chief Executive Officer.

(8)	Value of 50,000 performance-based shares accelerated upon retirement as an executive officer of the Company.

(9)	The Black-Scholes value of an option with a term of five years to purchase 25,000 shares of the Company's common stock at an exercise price of $16.00.

(10)
Includes $15,000 in respect of employer contributions to Mr. Light’s 401(k) account and $20,893 in respect of premiums for term life insurance policies for the benefit of Mr. Light. In addition, reflects perquisites and other personal benefits in the aggregate amount of $45,000 to be applied as determined by Mr. Light for expenses associated with the automobile Mr. Light uses for company business and financial planning and other purposes. In addition, amount includes $3,927 for country club dues.

(11)
Includes the grants of restricted stock unit awards in 2012 under the 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2012 LTIP awarded on May 11, 2012 with a grant date fair value of $61,050 based on the probable outcome of the performance conditions as of the grant date.

(12)
Includes $15,000 in respect of employer contributions to Mr. Pietrafitta’s 401(k) account and $1,103 in respect of premiums for group term life insurance policies for the benefit of Mr. Pietrafitta. In addition, reflects perquisites and other personal benefits in the aggregate amount of $24,051, which includes (i) $11,307 of taxable relocation benefits, (ii) $5,544 associated with country club dues, and (iii) $7,200 of an automobile allowance.

(13)
Includes the grants of restricted stock unit awards in 2012 under the 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2012 LTIP awarded on May 11, 2012 with a grant date fair value of $44,770 based on the probable outcome of the performance conditions as of the grant date.

(14)
Includes $15,000 in respect of employer contributions to Mr. Pretty’s 401(k) account and $1,976 in respect of premiums for group term life insurance policies for the benefit of Mr. Pretty. In addition, reflects perquisites and other personal benefits in the aggregate amount of $12,644, which includes (i) $5,544 associated with country club dues and (ii) $7,200 associated with an automobile allowance.

(15)
2012 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.286 per Euro, which represents the average exchange rate for 2012. 2011 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2011. 2010 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.33 per Euro, which represents the average exchange rate for 2010.

(16)
Includes the grants of restricted stock unit awards in 2012 under the 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2012 LTIP awarded on May 11, 2012 with a grant date fair value of $24,420 based on the probable outcome of the performance conditions as of the grant date.

(17)
Includes $25,937 representing the value of Mr. Badrinas’ personal use of an automobile that we lease, $17,749 in housing contributions and $4,182 in medical benefits, converted from Euros at an assumed exchange rate of $1.286 per Euro, which represents the average exchange rate for 2012.

(18)
2012 salary for Mr. Fracasso is converted from Brazilian Real at an assumed exchange rate of $0.51 per Real, which represents the average exchange rate for 2012. 2011 salary for Mr. Fracasso is converted from Brazilian Real at an assumed exchange rate of $0.60 per Real, which represents the average exchange rate for 2011. 2010 salary for Mr. Fracasso is converted from Brazilian Real at an assumed exchange rate of $0.57 per Real, which represents the average exchange rate for 2010.

(19)
Includes the grants of restricted stock unit awards in 2012 under the 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2012 LTIP awarded on May 11, 2012 with a grant date fair value of $15,262 based on the probable outcome of the performance conditions as of the grant date.

(20)
Includes $18,055 representing the value of Mr. Fracasso’s personal use of an automobile that we own, $25,604 in automobile expense reimbursements, $39,903 related to medical and life insurance premiums paid by us and $51,253 in contributions to Mr. Fracasso’s private retirement savings plan.

Grant of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted to Named Executive Officers in 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Harold C. Bevis(4)		$50,387	$251,933	$503,866
	8/15/12							204,208	(5)				$825,000
	8/15/12									781,701	(6)	4.00	$1,672,840
Stephen R. Light(7)		$—	$—	$—	—	—	—			40,000	(8)	16.00	$215,200
Clifford E. Pietrafitta		$34,000	$170,000	$340,000	—	—	—
	5/11/12				7,500	15,000	30,000						$61,050
	5/11/12							15,000	(9)				$61,050
David Pretty		$40,500	$202,500	$405,000	—	—	—
	5/11/12				5,500	11,000	22,000						$44,770
	5/11/12							11,000	(9)				$44,770
Joan Badrinas Ardèvol		$40,688	$203,440	$406,880	—	—	—
	5/11/12				3,000	6,000	12,000						$24,420
	5/11/12							6,000	(9)				$24,420
Eduardo Fracasso		$39,230	$196,150	$392,300	—	—	—
	5/11/12				1,875	3,750	7,500						$15,263
	5/11/12							3,750	(9)				$15,263

(1)
These columns show the range of payouts targeted under the 2012 MIC as described under the section entitled “Short-Term Incentive Compensation” in Compensation Discussion & Analysis. Had the threshold been met, participants in the 2012 MIC would have received an award equal to 20% of their target award which would have been paid out half in cash and the remaining portion in shares of common stock granted under the 2010 Plan.

(2)
These columns show the range of performance-based payouts targeted under the 2012 LTIP as described under the section entitled “Long-Term Compensation” in Compensation Discussion & Analysis. Payouts of performance-based awards under the 2012 LTIP scale up on a straight line (i) between 50% at greater than 85% of target achievement and 100% at 100% of target achievement, and (ii) between 100% at 100% of target achievement and 200% at 115% of target achievement. The time-based portion of the 2012 LTIP award is listed separately under the “All Other Stock Awards” column.

(3)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock and option awards granted to our Named Executive Officers during 2012, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2012. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our common stock at the time of vesting of restricted stock unit awards, whether we achieve certain performance goals and whether such awards actually vest. For awards subject to performance conditions, such as performance-based awards under the 2012 LTIP, the amount reported is the grant date fair value based upon the probable outcome of such conditions.

(4)	Mr. Bevis, who was appointed on August 15, 2012, was entitled to participate in the 2012 MIC at 100% of his pro-rated compensation for 2012.

(5)	Grant of sign-on award consisting of time-based restricted stock units. The restricted stock units vest in three equal installments beginning on the second anniversary of August 15, 2012.

(6)
Grant of sign-on award consisting of an option to purchase 781,701 shares of common stock at an exercise price of $4.00 per share, the last closing price of our common stock on the trading day immediately preceding the date of grant, August 15, 2012. The options vest in three equal installments beginning on the second anniversary of August 15, 2012.

(7)	Mr. Light, who retired from the Company as an executive officer on August 15, 2012, was not entitled to participate in the 2012 MIC because his retirement occurred before the fourth quarter of 2012.

(8)	Grant of an option to purchase 40,000 shares of common stock at an exercise price of $16.00 per share. The option vested immediately and expires five years from the date of grant.

(9)	Grant of time-based restricted stock units under the 2012 LTIP. The time-based restricted stock units vest in three equal installments on March 31, 2013, March 31, 2014 and March 31, 2015.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the Named Executive Officers regarding outstanding equity awards held as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Harold C. Bevis	—	781,701	—	$4.00	8/15/2022				—		$—
						204,208	(2)	$622,834
Stephen R. Light(3)	—	40,000	—	$16.00	8/15/2017
Clifford E. Pietrafitta	—	—	—	—	—	2,334	(4)	$7,119	6,500	(5)	$19,825
						15,000	(6)	$45,750	15,000	(7)	$45,750
David Pretty	—	—	—	—	—	2,916	(8)	$8,894	16,250	(9)	$49,563
						11,000	(6)	$33,550	11,000	(7)	$33,550
Joan Badrinas Ardèvol	—	—	—	—	—	2,566	(8)	$7,826	14,300	(9)	$43,615
						6,000	(6)	$18,300	6,000	(7)	$18,300
Eduardo Fracasso	—	—	—	—	—	2,100	(8)	$6,405	11,700	(9)	$35,685
						3,750	(6)	$11,438	3,750	(7)	$11,438

(1)	Market values in this table are determined using a price per share of our common stock of $3.05, the closing price on the NYSE on the last trading day in 2012.

(2)
Reflects unvested restricted stock unit awards granted on August 15, 2012 that are subject to time-based conditions on vesting. These awards vest annually in equal installments on August 15, 2014, August 15, 2015 and August 15, 2016.

(3)	Mr. Light retired as an executive officer effective August 15, 2012.

(4)
Reflects unvested restricted stock unit awards granted on March 14, 2011 that are subject to time-based conditions on vesting. A portion of the remaining awards vested on March 31, 2013 and the balance will vest on March 31, 2014.

(5)
Reflects restricted stock unit awards granted on March 14, 2011 that were subject to performance-based conditions on vesting. The number of performance shares paid out will be determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Credit Facility) for the three-year performance period ending December 31, 2013, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric will be adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. If the metric is achieved at greater than 80% of target, the sliding scale provides for payouts that scale up on a straight line between 0% at 80% of target and 100% of the possible number of performance shares if the metric is achieved at 100% of target. If the metric is achieved at greater than 100% of target, the sliding scale provides for payouts that scale up on a straight line between 100% at 100% of target and 110% of the possible number of performance shares if the metric is achieved at 110% of target. The payout under the performance-based portion of each award is limited to 110% of the possible number of performance shares.

(6)
Reflects unvested restricted stock unit awards granted on May 11, 2012 that are subject to time-based conditions on vesting. The awards vest annually in equal installments with the first third vesting on March 31, 2013 and the balance vesting on March 31, 2014 and March 31, 2015.

(7)
Reflects restricted stock unit awards granted on May 11, 2012 that were subject to performance-based conditions on vesting. The number of performance shares paid out will be determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Credit Facility) for the three-year performance period ending December 31, 2014, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric will be adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. If the metric is achieved at greater than 85% of target, the sliding scale provides for payouts that scale up on a straight line between 50% at 85% of target and 100% of the possible number of performance shares if the metric is achieved at 100% of target. If the metric is achieved at greater than 100% of target, the sliding scale provides for payouts that scale up on a straight line between 100% at 100% of target and 200% of the possible number of performance shares if the metric is achieved at 115% of target. The payout under the performance-based portion of each award is limited to 200% of the possible number of performance shares.

(8)	Reflects unvested restricted stock unit awards granted on September 22, 2010 that are subject to time-based conditions on vesting. The remaining awards vested on March 31, 2013.

(9)
Reflects restricted stock unit awards granted on September 22, 2010 that were subject to performance-based conditions on vesting. The number of performance shares that paid out was determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Credit Facility) for the three-year performance period ending December 31, 2012, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric was adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. The metric was achieved at 84.8% of target providing for a payout equal to 23.8% of the target payout, based upon a sliding scale that provided for payouts that scaled up on a straight line between 0% at 80% of target and 100% of the possible number of performance shares if the metric is achieved at 100% of target. Had the metric been achieved at greater than 100% of target, the sliding scale provided for payouts that scaled up on a straight line between 100% at 100% of target and 110% of the possible number of performance shares if the metric was achieved at 110% of target. The payout under the performance-based portion of each award was limited to 110% of the possible number of performance shares.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers regarding the value realized during 2012 by such executives pursuant to shares acquired upon vesting of stock awards. None of the Named Executive Officers exercised any stock options during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Harold C. Bevis (1)	—	$—	—		$—
Stephen R. Light (2)	—	$—	75,083	(2)	$372,788	(2)
Clifford E. Pietrafitta	—	$—	1,166	(3)	$7,521	(3)
David Pretty	—	$—	2,916	(4)	$18,808	(4)
Joan Badrinas Ardèvol	—	$—	2,566	(5)	$16,551	(5)
Eduardo Fracasso	—	$—	2,100	(6)	$13,545	(6)

(1)	Mr. Bevis was appointed President and CEO August 15, 2012. He had no option exercises or stock vestings in 2012.

(2)
Mr. Light retired as an executive officer effective August 15, 2012. Above amounts include 25,083 and 50,000 shares that vested on March 31, 2012 and August 22, 2012, respectively. Of these shares, 30,240 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $6.45 and $4.22, the closing prices on the NYSE on March 30, 2012 and August 22, 2012, respectively.

(3)
Includes 1,166 shares that vested on March 31, 2012. Of these shares, 379 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $6.45, the closing prices on the NYSE on March 30, 2012.

(4)
Includes 2,916 shares that vested on March 31, 2012. Of these shares, 947 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $6.45, the closing prices on the NYSE on March 30, 2012.

(5)
Includes 2,566 shares that vested on March 31, 2012. Of these shares, 1,155 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $6.45, the closing prices on the NYSE on March 30, 2012.

(6)
Includes 2,100 shares that vested on March 31, 2012. Of these shares, 578 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $6.45, the closing prices on the NYSE on March 30, 2012.

Pension Benefits

Pension Plan. Xerium’s non-union U.S. pension plan for U.S. salaried employees, including its executive officers, and U.S. non-union hourly employees is a funded, tax-qualified, noncontributory defined-benefit pension plan. Benefits under the non-union U.S. pension plan are based upon an employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with us and our subsidiaries, the “final average earnings,” and are payable after retirement. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service. Earnings covered by the non-union U.S. pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the non-union U.S. pension plan are calculated as an annuity equal to 0.9% to 1.4% of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2012 could not exceed $245,000. Contributions to the non-union U.S. pension plan were made entirely by us and were paid into a trust fund from which the benefits of participants will be paid. The benefits listed in the table below are not subject to any deduction for Social Security, but are subject to offset by accrued benefits under specified predecessor plans.

On September 24, 2008, we announced that we were freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008 so that future service beyond December 31, 2008 is not to be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Current employees who were not vested as of December 31, 2008 will be entitled to their benefit earned as of December 31, 2008 upon five years of continuous employment from date of hire. Mr. Pretty is the only Named Executive Officer participating in the non-union U.S. pension plan.

Supplemental Executive Retirement Plans. We adopted the SERP for Mr. Light in connection with his employment agreement. The SERP is an unfunded, nonqualified plan. Under the SERP as amended in December 2011, Mr. Light was entitled to receive on the first day of the beginning six months after February 15, 2013, his last day as an employee, until his death, annual SERP payments equal to a specified percentage of $795,000, multiplied by his years of service with us, less the amounts to which he is entitled under the non-union U.S. pension plan. Mr. Light’s SERP benefit formula is based on a percentage factor of 3%. The annual payments under the SERP, before offsets, cannot exceed 50% of $795,000.

In the event of a participant’s death before commencement of his benefit, whether or not he is employed by us at time of death, the participant’s surviving spouse, if any, is entitled to receive an annual benefit for the remainder of her life equal to 50% of the benefit the participant would have been entitled to receive assuming payment in the form of a 50% joint and survivor annuity.

The SERP is unfunded and payable from our general assets, except that in the event of certain change of control transactions, we will establish an irrevocable trust, which is a so called “rabbi trust,” and contribute an amount equal to the actuarial equivalent of the SERP benefit.

The SERP can be amended only by written instrument signed by us pursuant to authorization of the Compensation Committee and by the participant (or, following the participant’s death, if benefits remain payable to his spouse, by his spouse).

The following table sets forth information on the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the non-union U.S. pension plan and his SERP (to the extent that such Named Executive Officer participates in the non-union U.S. pension plan or a SERP) determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements for the fiscal year ended December 31, 2012.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen R. Light	SERP	4.833	$1,426,635	—
Harold C. Bevis	—	—	—	—
Clifford E. Pietrafitta	—	—	—	—
David Pretty	non-union U.S. pension plan	8.917	$165,374	—
Joan Badrinas Ardèvol	—	—	—	—
Eduardo Fracasso	—	—	—	—

(1)	As of December 31, 2012. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service.

Nonqualified Deferred Compensation

None of the Named Executive Officers received any nonqualified deferred compensation in 2012.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with each of Harold C. Bevis, Stephen R. Light, Clifford E. Pietrafitta, David Pretty, Joan Badrinas Ardèvol, and Eduardo Fracasso. The employment period under the agreements will continue until terminated by us or the Named Executive Officer. The employment agreements for these executives provide the specific terms set forth below.

For additional information with respect to the employment agreements between us and our Named Executive Officers, please see the section “Employment Agreements” in Compensation Discussion & Analysis.

Also set forth below, after the description of the applicable employment agreement, are tables that show the potential amounts payable to each of the Named Executive Officers in accordance with their respective employment agreements and other agreements with us in the event of termination of such executive’s employment in the circumstances described in the category headings of the tables, assuming that such termination was effective as of December 31, 2012, except Mr. Light for which we show the benefits received under the terms of his employment agreement governing his retirement as an executive officer in August 2012. With the exception of Mr. Light, the amounts in the tables are estimates of the amounts which would be paid out to the executives in accordance with their respective employment agreements upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us. Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include earned and unpaid base salary, vacation pay, and regular pension benefits (see “Pension Benefits” above). Each of Named Executive Officer was also a participant in the 2012 MIC, which provided that participants were entitled to receive their award if certain performance targets were met and if they were employed with us on December 31, 2012. For additional information with respect to the 2012 MIC, please see the section “Short-Term Incentive Compensation” in Compensation Discussion & Analysis.

Harold C. Bevis. Mr. Bevis serves as a Director and as our President and Chief Executive Officer. As of December 31, 2012, Mr. Bevis receives a base salary of $665,000, which may be increased at the discretion of the Board. His employment agreement provides that Mr. Bevis is eligible to participate in our annual bonus plan at a minimum target participation level of 100% of his base salary, prorated for 2012 based on his commencement date of August 15, 2012. If Mr. Bevis terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and the payout he would have earned under our annual bonus plan for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminate his employment for any other reason other than “cause” (as defined in his employment agreement), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for 18 months, (ii) the payout he would have earned under our annual bonus plan for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year, and (iii) participate in medical/dental benefit plans for 18 months years (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be two years instead of 18 months. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

As a sign-on award, on August 15, 2012 we granted Mr. Bevis 208,204 time-based restricted stock units pursuant to a restricted stock unit agreement and an option to purchase 781,701 shares of our common stock pursuant to an option agreement. Under the restricted stock unit award, we will issue one share of common stock in respect of each fully vested time-based restricted stock unit. The time-based restricted stock unit award will vest in three equal installments on the second, third and fourth anniversaries of August 15, 2012. Under the option agreement, one third of the total number of options will vest and become exercisable on each of the second, third and fourth anniversaries of August 15, 2012. The exercise price under the option agreement is $4.00 per share and the term of the options is 10 years. Under the restricted stock unit agreement and the option agreement, had a change in control occurred on December 31, 2012, all of his time-based awards (204,208) and all of his options (781,701) would have become vested. Based on a closing price of $3.05 on December 31, 2012, the value of the time-based awards would have been $622,834 and the options would have had no value because the exercise price ($4.00 per share) was higher than the market price ($3.05 per share) at that time.

The employment agreement also provides, with certain exceptions, that Mr. Bevis may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of 18 months after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Bevis by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will reduce such payment or benefit to the extent necessary so that no portion of the remaining payments and/or benefits will be subject to an excise tax under Section 4999.

Potential Payments to Mr. Bevis upon Termination at December 31, 2012:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$—	$—	$—	$—	$—	$—
Disability(1)	$—	$—	$19,990	$—	$—	$19,990
By Xerium for Cause(1)	$—	$—	$—	$—	$—	$—
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$997,500	$69,197	$19,990	$—	$—	$1,086,687
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$1,330,000	$622,834	$26,654	$—	$—	$1,979,488
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$997,500	$69,197	$19,990	$—	$—	$1,086,687
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$1,330,000	$622,834	$26,654	$—	$—	$1,979,488
By the Executive without Good Reason(1)	$—	$—	$—	$—	$—	$—

(1)	As defined in Mr. Bevis’ employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Bevis’ employment agreement above.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 22,687 unvested time-based restricted stock units that would become vested with a value of $69,197 as of December 31, 2012 and 86,847 options that would become vested with no value as of December 31, 2012 given that the exercise price was higher than the market value, and (iii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 208,204 unvested time-based restricted stock units that would become vested with a value of $622,834 as of December 31, 2012 and 781,701 unvested options that would become vested with no value as of December 31, 2012 given that the exercise price was higher than the market value.

Stephen R. Light. Mr. Light served as our President and Chief Executive Officer from February 2008 until his retirement as an executive officer on August 15, 2012. Prior to his planned retirement, on December 9, 2011, we entered into an amendment to Mr. Light’s employment agreement to promote continuity during the period leading up to Mr. Light’s anticipated retirement. The amendment provided that, on the earlier of the date we appoint a new Chief Executive Officer or December 15, 2012 (the “Transition Date”), Mr. Light would resign from his current positions of Chairman, President, Chief Executive Officer, and director and would continue as an employee of Xerium for six (6) months. Until the Transition Date, Mr. Light received his current base annual salary of $795,000. Under the amendment, upon the Transition Date, the Company provided Mr. Light the following: (i) a $2,250,000 bonus, which was paid in a lump sum upon his execution of a release; (ii) a grant of an option to purchase 40,000 shares of the Company’s common stock at a price equal to the greater of $16 per share or the then fair market value of such shares, which option was fully vested at grant and has a term of five (5) years; and (iii) accelerated vesting of 50,000 LTIP performance shares then outstanding and not previously vested. He was entitled to a 2012 MIC bonus, on a prorated basis, only if the Transition Date had occurred in the fourth quarter of 2012 and the bonus was earned based on full year 2012 results. During the six months of employment following the resignation from his current positions, Mr. Light’s time-vested LTIP shares continued to vest.

When his six (6) month employment period ended, the Company and Mr. Light agreed to enter into a consulting agreement for a six (6) month term pursuant to which Mr. Light will provide specified services as requested by the Company for a consulting fee of $3,000 per day. The amendment also provided that at the end of the six (6) month employment period, the Company would provide Mr. Light with benefit continuation as provided in his current employment agreement. The amendment further provided for reimbursement of Mr. Light’s legal fees up to $25,000 in connection with the preparation of the amendment executed on December 9, 2011. Upon his retirement, we also entered into a further amendment to his employment agreement to clarify that during his six-month transition period, his salary would be $460 per week and that he would continue to be entitled to his allowance annual allowance of $45,000 per year (paid on a monthly basis).

The employment agreement also provides, with certain exceptions, that Mr. Light may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of two years after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in the SERP, described above under “Pension Plan Benefits,” which constitutes an attachment to the employment agreement. Commencement of payments under the SERP have been delayed pursuant to certain provisions of Section 409A of the Code.

If it is determined that any payment or benefit provided to Mr. Light by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that the Company will make an additional lump-sum payment to Mr. Light sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Light whole for all taxes imposed under or as a result of Section 4999.

The Company also provided him with life insurance coverage in an amount equal to $2,000,000.

Actual Payments to Mr. Light upon Retirement as an executive officer at August 15, 2012:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
By the Executive upon the Appointment of a New CEO	$2,250,000	$372,788	$21,122	$—	$—	$2,643,910

(1)	As defined in Mr. Light’s employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Light’s employment agreement above.

(3)
Includes (i) 50,000 performance-based restricted stock units that would become vested valued at the closing price of $4.22 on the NYSE on the day immediately preceding the day such shares were issued to Mr. Light and 40,000 options to purchase our common stock at an exercise price of $16.00 per share, which have been given no value given that the exercise price was higher than the market value at that time.

Clifford E. Pietrafitta. Mr. Pietrafitta serves as our Executive Vice President and Chief Financial Officer. As of December 31, 2012, Mr. Pietrafitta receives a base salary of $340,000, which may be increased for subsequent years at the discretion of the Board. Under the terms of his employment agreement, Mr. Pietrafitta is eligible to participate in our annual bonus plan at a minimum target participation level of 50% of his base salary.

If Mr. Pietrafitta terminated his employment other than for “good reason” (as defined in his employment agreement), he was entitled to his unpaid salary and benefits through his date of termination. If his employment terminated because of his death or disability, then he was entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under our annual bonus plans for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year. In addition, if his employment terminated because of disability, he was entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminated his employment for any other reason (other than “cause” as defined in the employment agreement), or if he terminated his employment for “good reason,” then he was entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans). If any such termination were to occur within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation would be 18 months instead of one year. If we terminated his employment for “cause,” he was entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Pietrafitta’s employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeds Mr. Light, then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Pietrafitta shall also be entitled to a lump sum payment of an amount equal to his then current base salary.

The employment agreement also imposes non-competition and employee non-solicitation obligations on Mr. Pietrafitta.

If it was determined that any payment or benefit provided to Mr. Pietrafitta by us or any of our subsidiaries would be subject to the excise tax imposed by Section 4999 of the Code pursuant to the employment agreement we would make an additional lump-sum payment to Mr. Pietrafitta sufficient, after giving effect to all federal, state, and other taxes and charges with respect to such payment, to make Mr. Pietrafitta whole for all taxes imposed under or as a result of Section 4999.

Under our long-term incentive programs, had a change in control occurred on December 31, 2012, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 3,455 unvested performance-based awards with a value of $10,538 would have become vested, and (ii)  4,625 unvested time-based awards with a value of $14,106 would have become vested.

Potential Payments to Mr. Pietrafitta upon Termination at December 31, 2012:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$—	$—	$—	$—	$680,000	$680,000
Disability(1)	$—	$—	$19,610	$—	$—	$19,610
By Xerium for Cause(1)	$—	$—	$—	$—	$—	$—
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$340,000	$14,106	$13,073	$—	$—	$367,179
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$510,000	$52,869	$19,610	$—	$—	$582,479
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$340,000	$14,106	$13,073	$—	$—	$367,179
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$510,000	$52,869	$19,610	$—	$—	$582,479
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$680,000	$14,106	$13,073	$—	$—	$707,179
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$850,000	$52,869	$19,610	$—	$—	$922,479
By the Executive without Good Reason(1)	$—	$—	$—	$—	$—	$—

(1)	As defined in Mr. Pietrafitta’s employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Pietrafitta’s employment agreement above.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 4,625 unvested time-based restricted stock units that would become vested, and (ii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 17,334 unvested time-based restricted stock units that would become vested.

David Pretty. Mr. Pretty serves as President—Xerium North America and Europe. As of December 31, 2012, Mr. Pretty receives a base salary of $405,000, which may be increased at the discretion of the Board. Under the terms of his employment agreement, if his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination. In addition, if his employment terminates because of disability, he is entitled to participate in medical/dental plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary for one year and participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Pretty’s employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeds Mr. Light, then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Pretty shall also be entitled to a lump sum payment of an amount equal to his then current base salary.

The employment agreement also provides, with certain exceptions, that Mr. Pretty may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Pretty by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will reduce such payments and benefits to the extent necessary so that no portion of the remaining payments and benefits will be subject to the excise tax.

Mr. Pretty also participated in our non-union U.S. pension plan. For a description of the non-union U.S. pension plan, and the amounts payable to Mr. Pretty thereunder, see “Pension Benefits” above.

Under our long-term incentive programs, had a change in control occurred on December 31, 2012, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 6,392 unvested performance-based awards with a value of $19,496 would have become vested, and (ii) 4,937 unvested time-based awards with a value of $15,057 would have become vested.

Potential Payments to Mr. Pretty upon Termination at December 31, 2012:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$—	$—	$—	$—	$915,000	$915,000
Disability(1)	$—	$—	$23,837	$—	$—	$23,837
By Xerium for Cause(1)	$—	$—	$—	$—	$—	$—
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$405,000	$15,057	$15,891	$—	$—	$435,948
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$607,500	$42,444	$23,837	$—	$—	$673,781
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$405,000	$15,057	$15,891	$—	$—	$435,948
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$607,500	$42,444	$23,837	$—	$—	$673,781
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$810,000	$15,057	$15,891	$—	$—	$840,948
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$1,012,500	$42,444	$23,837	$—	$—	$1,078,781
By the Executive without Good Reason(1)	$—	$—	$—	$—	$—	$—

(1)	As defined in Mr. Pretty’s employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Pretty’s employment agreement above.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 4,937 unvested time-based restricted stock units that would become vested, and (ii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 13,916 unvested time-based restricted stock units that would become vested.

Joan Badrinas Ardèvol. Mr. Badrinas served as our President—Europe Rolls and Chief Technology Officer until April 19, 2013 when we delivered a notice of termination to him. As of December 31, 2012, Mr. Badrinas received a base salary of Euro 316,360 ($406,879 at an exchange rate of $1.286 per Euro, the average exchange rate for 2012). Under the terms of his employment agreement, in the event Mr. Badrinas is unable to perform his duties due to illness, we will pay him his full base salary for six months, subject to Mr. Badrinas’ assignment of any claims against third parties due to the loss of his earnings up to the amount of the continued payment of remuneration. The employment agreement also provides that we will provide Mr. Badrinas an automobile and pay all operating costs. The employment agreement will automatically terminate in the month that Mr. Badrinas turns 65 or when Mr. Badrinas is entitled to receive full state old age pension without any deductions or pension for full reduction in earning capacity, whichever occurs first. The employment agreement may also be terminated by either party by giving twelve months written notice, but we may terminate the employment agreement for good cause without regard to such restrictions. Mr. Badrinas is entitled to a severance payment equal to six months base salary upon termination if he is terminated without cause within one year following certain specified change of control transactions. Pursuant to an amendment to Mr. Badrinas’ employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeds Mr. Light, then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Badrinas shall also be entitled to a lump sum payment of an amount equal to his then current base salary.

The employment agreement also imposes certain non-solicitation obligations on him for a period of two years after his employment terminates.

Under our long-term incentive programs, had a change in control occurred on December 31, 2012, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 4,778 unvested performance-based awards with a value of $14,573 would have become vested, and (ii) 3,434 unvested time-based awards with a value of $10,444 would have become vested.

Potential Payments to Mr. Badrinas upon Termination at December 31, 2012:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$—	$—	$—	$—	$—	$—	$—
Disability(1)	$203,440	$—	$—	$—	$—	$—	$203,440
By Xerium for Cause(1)	$—	$—	$—	$—	$—	$—	$—
By Xerium without Cause(1) and not within 12 months after a Change of Control(1)	$—	$10,444	$—	$—	$—	$—	$10,444
By Xerium without Cause(1) and within 12 months after a Change of Control(1)	$203,440	$26,126	$—	$—	$—	$—	$229,566
By the Executive for Good Reason and not within 12 months after a Change of Control(1)	$—	$10,444	$—	$—	$—	$—	$10,444
By the Executive for Good Reason(1) and within 12 months after a Change of Control(1)	$—	$26,126	$—	$—	$—	$—	$26,126
By Xerium without Cause(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 12 months after a Change of Control(1)	$813,758	$10,444	$—	$—	$—	$—	$824,202
By the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 12 months after a Change of Control(1)	$406,879	$26,126	$—	$—	$—	$—	$433,005
By Xerium without Cause(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 12 months after a Change of Control(1)	$1,017,198	$26,126	$—	$—	$—	$—	$1,043,324
By the Executive without Good Reason(1)	$—	$—	$—	$—	$—	$—	$—

(1)	As defined in Mr. Badrinas’ employment agreement or applicable Time-Based Restricted Stock Unit Agreements under the 2010 LTIP or 2012 LTIP.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Badrinas’ employment agreement above.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 1,934 unvested time-based restricted stock units that would become vested, and (ii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 7,206 unvested time-based restricted stock units that would become vested.

Eduardo Fracasso. Mr. Fracasso has served as President—Xerium South America since January 2008. As of December 31, 2012, Mr. Fracasso receives a base salary of 769,218 Brazilian Real ($392,298 at an exchange rate of $0.51 per Real, the average exchange rate for 2012). His employment agreement provides that Mr. Fracasso is eligible to participate in our annual incentive bonus plan at a minimum target participation level of 50% of his base salary for the applicable year.

If Mr. Fracasso terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his earned and unpaid salary through his date of termination. If Mr. Fracasso’s employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of termination. If we terminate his employment for any other reason (other than “cause” (as defined in his employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans). If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Fracasso’s employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeds Mr. Light, then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Fracasso shall also be entitled to a lump sum payment of an amount equal to his then current base salary.

The employment agreement also imposes certain non-competition and non-solicitation obligations on Mr. Fracasso during his employment and for a period of one year after his employment terminates.

Under our long-term incentive programs, had a change in control occurred on December 31, 2012, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 9,357 unvested performance-based awards with a value of $28,539 would have become vested, and (ii) 2,512 unvested time-based awards with a value of $7,663 would have become vested.

Potential Payments to Mr. Fracasso upon Termination at December 31, 2012:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$—	$—	$—	$—	$—	$261,600	$261,600
Disability(1)	$—	$—	$—	$59,855	$—	$—	$59,855
By Xerium for Cause(1)	$—	$—	$—	$—	$—	$—	$—
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$395,411	$7,633	$—	$39,903	$—	$—	$442,947
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$593,117	$17,843	$—	$59,855	$—	$—	$670,815
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$395,411	$7,633	$—	$39,903	$—	$—	$442,947
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$593,117	$17,843	$—	$59,855	$—	$—	$670,815
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$790,822	$7,633	$—	$39,903	$—	$—	$838,358
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$988,528	$17,843	$—	$59,855	$—	$—	$1,066,226
By the Executive without Good Reason(1)	$—	$—	$—	$—	$—	$—	$—

(1)	As defined in Mr. Fracasso’s Employment Agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Fracasso’s employment agreement above.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 2,512 unvested time-based restricted stock units that would become vested, and (ii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 5,850 unvested time-based units that would become vested.

COMPENSATION OF DIRECTORS

Employee directors do not receive additional compensation for service on the Board or its committees. The Nominating and Governance Committee reviews and makes recommendations to the Board regarding the compensation of directors. The Board approves the compensation of directors. In 2012, we did not engage a compensation consulting firm to conduct a review of our 2012 cash and equity compensation program for non-employee directors. However, previously in 2010, we had engaged Towers Watson at the request of Nominating and Governance Committee to conduct a review of our cash and equity compensation program for non-employee directors in order to assist the Board in establishing non-employee director compensation for 2010 and subsequent years.

Non-Management Director Compensation Policy at December 31, 2012

Non-management directors receive an annual retainer of $112,000, which is paid pursuant to the Xerium Technologies, Inc. Directors' Deferred Stock Unit Plan. Under the plan, 50% of the retainer is paid in the form of a grant of deferred stock units. Non-management directors are given the opportunity to elect to receive the remainder of such retainer in deferred stock units or in cash.

Under the plan, cash payments and director stock unit crediting are made quarterly. The number of deferred stock units credited to a director’s account is determined by dividing the portion of the annual retainer for that period by the fair market value of our common stock (the closing price on the last trading day of each quarter) on the particular credit date. Deferred stock units are fully vested upon being credited to a director’s account. Non-management directors may elect whether the units will convert into shares of common stock (i) immediately at the end of each quarter, or (ii) six months after the termination of the director’s service on the Board.

The Chair of the Audit Committee also receives additional cash compensation at an annual rate of $10,000 per year, and the chair of the Compensation Committee, the chair of the Nominating and Governance Committee, and the Lead Independent Director, if there is one, each receive additional cash compensation at an annual rate of $5,000 per year. If the Chairman of the Board is a non-management director, then he or she receives additional cash compensation at an annual rate of $60,000 per year (effective as of August 15, 2012). Directors are also reimbursed for out-of-pocket expenses for attending board and committee meetings.

In the first quarter of 2013, the Board elected to reduce the compensation of our non-management Chairman of the Board from $60,000 per year to $55,000 per year and to increase the additional cash compensation of the Chair of the Compensation Committee to $10,000 per year from $5,000 per year.

Non-Management Director Compensation Policy at December 31, 2011

Non-management directors received an annual retainer of $112,000, which was paid pursuant to the Xerium Technologies, Inc. Directors’ Deferred Stock Unit Plan. Under the plan, 50% of the retainer was paid in the form of a grant of deferred stock units. Non-management directors were given the opportunity to elect to receive the remainder of such retainer in deferred stock units or in cash.

Under the plan, cash payments and director stock unit crediting were made quarterly. The number of deferred stock units credited to a director’s account is determined by dividing the portion of the annual retainer for that period by the fair market value of our common stock (the closing price on the last trading day of each quarter) on the particular credit date. Deferred stock units were fully vested upon being credited to a director’s account. Non-management directors could elect whether the units would convert into shares of common stock (i) immediately at the end of each quarter, or (ii) six months after the termination of the director’s service on the Board.

The Chair of the Audit Committee also received additional cash compensation at an annual rate of $10,000 per year, and the Chair of the Compensation Committee, the Chair of the Nominating and Governance Committee, and the Lead Independent Director each received additional cash compensation at an annual rate of $5,000 per year. Directors were also reimbursed for out-of-pocket expenses for attending board and committee meetings.

Director Compensation

The following table sets forth information for the compensation earned by the individuals who served as non-employee directors of Xerium for service on the Board or committees of the Board during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger A. Bailey(2)	$26,630	$26,630					$53,260
David A. Bloss, Sr.	$56,000	$56,000	$—	$—	$—	$—	$112,000
Ambassador April H. Foley	$61,000	$56,000	$—	$—	$—	$—	$117,000
Jay J. Gurandiano	$61,000	$56,000	$—	$—	$—	$—	$117,000
John F. McGovern	$66,000	$56,000	$—	$—	$—	$—	$122,000
Marc L. Saiontz(3)	$26,462	$26,462	$—	$—	$—	$—	$52,924
James F. Wilson(4)	$81,625	$56,000	$—	$—	$—	$—	$137,625

(1)
The amounts in these columns reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock awards granted to non-employee directors during 2012. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2012. Each stock unit corresponds to one share of our common stock. If a director’s service on the Board is terminated, such director will, as appropriate, (i) receive as of the end of the quarter in which his or her service ends the number of shares of common stock that equals the number of pro rata deferred stock units the director has earned during that quarter, and (ii) six months after such termination, receive the number of shares of common stock that equals the number of deferred stock units the director has earned if such director either elected to defer conversion of the deferred stock units or held deferred stock units under the director compensation plan in effect prior to March 15, 2011. Dividends are paid on these deferred stock units at the same rate as dividends on our common stock (if any), but only in the form of additional deferred stock units, as applicable.

(2)	Mr. Bailey joined the Board on July 11, 2012.

(3)	Mr. Saiontz resigned from the Board, effective June 20, 2012

(4)	On August 15, 2012, the date Mr. Wilson began serving as Chairman, the Board set the compensation for independent directors serving as Chairman at $60,000 per year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based upon such review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Mr. David A. Bloss, Chair
Mr. Roger A. Bailey
Mr. James F. Wilson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We obtain information from the directors and executive officers with respect to related person transactions in order to determine, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. If the determination is made that a related party has a material interest in any transaction of ours, these transactions are disclosed in our proxy statement as required under the rules and regulations of the SEC. In addition, in March 2007, the Board of Directors adopted a written policy that calls for the Audit Committee to review and approve related party transactions occurring after the date of adoption of that policy other than:

•	a transaction involving the compensation of directors (which are subject to the procedures for review and approval established in the charter of the Nominating and Governance Committee);

•
a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or supplemental benefit of an executive officer (which are subject to the procedures for review and approval established in the charter of the Compensation Committee);

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction with a related party involving less than $120,000; and

•
a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis.

The policy calls for the Audit Committee to consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the significance of the transaction to the related party;

•	the significance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest;

•	whether the transaction is fair to us; and

•	any other matters the Audit Committee deems appropriate.

In accordance with the policy, any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Transactions with SP Fiber Technologies LLC

In September 2012, Mr. Gurandiano was appointed Chairman, President and Chief Executive Officer of SP Fiber Technologies LLC. SP Fiber Technologies LLC (“SP Fiber”) is a customer of Xerium and its annual purchases from us during 2012 exceeded $120,000. However, given the relatively low dollar level of individual transactions and aggregate annual transactions between SP Fiber and Xerium and the fact that SP Fiber is purchasing from Xerium, the Audit Committee determined that Mr. Gurandiano did not have a direct or indirect material interest in the transactions and that the transactions would not impair the judgment of Mr. Gurandiano to act in our best interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, none of our executive officers served as: (i) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee; or (iii) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Xerium. No current or former officers or employees of Xerium serve on the Compensation Committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of our common stock beneficially owned, directly or indirectly, as of April 23, 2013, by (i) based on information filed with the SEC, each person known by us to beneficially own more than 5% of our common stock; (ii) each current member of the Board; (iii) each of our Named Executive Officers (provided that in the case of Mr. Light, who was no longer an officer of Xerium as of April 23, 2013, the data below is based upon information available to us); and (iv) all members of the Board and all of our current executive officers as a group, and the percentage of the common stock outstanding represented by each such amount. As of April 23, 2013, the total number of shares of our common stock outstanding was 15,370,146. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is c/o Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

	Common Stock, par value $0.001 per share
Name of Beneficial Owner	Number	Percent
AS Investors, LLC(1)	2,172,970	14.1%
Carl Marks Management Company, LLC(2)	2,064,452	13.4%
Apax Europe IV GP Co. Ltd.(3)	2,063,877	12.8%
Credit Suisse AG(4)	1,273,985	8.3%
BlackRock, Inc.(5)	1,002,387	6.5%
Harold Bevis(6)	—	*
Stephen Light(7)	358,412	2.3%
Clifford E. Pietrafitta	7,902	*
David Pretty(8)	31,630	*
Joan Badrinas Ardèvol(9)	33,203	*
Eduardo Fracasso(10)	36,014	*
Roger A. Bailey	10,773	*
David A. Bloss, Sr.(11)	12,574	*
Ambassador April H. Foley(12)	19,822	*
Jay J. Gurandiano(13)(14)	28,622	*
John F. McGovern(15)	8,000	*
James F. Wilson(13)(16)	2,086,848	13.6%
All directors and executive officers as a group (14 people)(17)	2,309,357	14.9%

(*)	Less than 1%.

(1)
AS Investors, LLC’s address is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171. American Securities Partners V, L.P., American Securities Partners V(B), L.P., American Securities Partners V(C), L.P., (collectively, the “Sponsors”) are owners of membership interests in AS Investors, LLC. American Securities Associates V, LLC is the general partner of each Sponsor. American Securities LLC provides investment advisory services to each Sponsor and to American Securities Associates V, LLC.

(2)
Carl Marks Management Company, LLC’s address is 900 Third Avenue, 33rd Floor, New York, NY 10022. Represents 626,544 shares held by Carl Marks Strategic Investments, L.P. (“CMSI”), and 1,437,908 held by Carl Marks Strategic Opportunities Fund, L.P. (“CMSO”). Carl Marks Management Company, LLC is the registered investment adviser of CMSI and CMSO. CMSI GP, LLC is the general partner of CMSI, and Carl Marks GP, LLC is the general partner of CMSO. Messrs. Andrew M. Boas, Robert C. Ruocco, and James Forbes Wilson are the managing members of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC.

(3)
Apax Europe IV GP Co. Ltd.’s address is Third Floor Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey, Channel Islands GY1 2HJ. Includes 1,248,162 shares held by Apax WW Nominees Ltd. and 4,026 shares held by Apax-Xerium APIA L.P. Apax Europe IV GP Co. Ltd. is the managing general partner of Apax Europe IV GP L.P. Apax Europe IV GP LP is the managing general partner of Apax Europe IV-A, L.P. and of Apax-Xerium APIA LP. Apax WW Nominees Ltd. holds shares in Xerium as custodian and on behalf of Apax Europe IV-A, L.P. Includes 811,689 shares of common stock underlying warrants that are currently exercisable.

(4)	Credit Suisse AG’s address is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

(5)
BlackRock, Inc.'s address is 40 East 52nd Street, New York, NY 10022. Of the shares beneficially owned by BlackRock, Inc., its subsidiary, BlackRock Institutional Trust Company, N.A. beneficially owns 5% or more of the shares of common stock outstanding.

(6)
Excludes 204,208 shares of common stock underlying time-based restricted stock units and 781,701 shares of common stock underlying options that, in both cases, do not vest withing 60 days of April 23, 2013.

(7)	Includes 71,465 shares of common stock underlying warrants and 40,000 shares underlying options both of which are currently exercisable.

(8)	Includes 5,220 shares of common stock underlying warrants that are currently exercisable.

(9)	Includes 7,340 shares of common stock underlying warrants that are currently exercisable.

(10)	Includes 6,305 shares of common stock underlying warrants that are currently exercisable.

(11)
Excludes 19,067 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board of Directors, and thus are not convertible into shares of common stock within 60 days of April 23, 2013.

(12)
Excludes 4,802 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board of Directors, and thus are not convertible into shares of common stock within 60 days of April 23, 2013.

(13)
Excludes 2,228 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board of Directors, and thus are not convertible into shares of common stock within 60 days of April 23, 2013.

(14)
Includes 3,556 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to the non-management director upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Also includes 2,445 shares of common stock underlying warrants and stock options that are currently exercisable.

(15)
Excludes 24,624 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board of Directors, and thus are not convertible into shares of common stock within 60 days of April 23, 2013.

(16)
Mr. Wilson’s business address is c/o Carl Marks Management Company, L.P., 900 Third Avenue, 33rd Floor, New York, NY 10022. Represents 2,064,452 shares of common stock described in note (2) above and 22,396 shares of common stock owned directly by Mr. Wilson. Mr. Wilson is a managing member of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC. Carl Marks Management Company, LLC is the registered investment adviser of CMSI and CMSO. CMSI GP, LLC is the general partner of CMSI, and Carl Marks GP, LLC is the general partner of CMSO. Mr. Wilson’s beneficial ownership is limited to (i) his direct ownership of 22,396 shares of common stock and (ii) his indirect interest (if any) in the shares of common stock held by CMSI and CMSO, limited to his pecuniary interest in CMSI and CMSO (if any).

(17)
Includes an aggregate of 19,011 shares of common stock underlying warrants and stock options that are currently exercisable. Also includes an aggregate of 3,556 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to Mr. Gurandiano upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain of our officers and persons who own more than 10% of our common stock to file reports of ownership of, and transactions in, our common stock with the SEC. Based on our review of the reports required under Section 16(a) we have received, we believe that all of our directors, officers, and persons owning more than 10% of our common stock complied with all reporting requirements applicable to them with respect to transactions in 2012, except that our former director, Mr. Marc Saiontz and American Securities, failed to file one report timely on January 9, 2012.

PROPOSAL 2: APPROVAL OF AMENDMENT NO. 2 TO THE 2010 EQUITY INCENTIVE PLAN

The Board of Directors has approved, subject to approval by stockholders at the Annual Meeting, Amendment No. 2 to the 2010 Equity Incentive Plan (the “2010 Plan”) to increase the aggregate number of shares of our common stock that may be delivered under or in satisfaction of awards under such plan from 913,525 to 1,663,525, to increase the number of shares that may be subject to option and stock appreciation right grants, and that may be granted as stock awards to any one participant in any year from 150,000 to 500,000, and to provide that the maximum cash award that maybe granted to any one participant in any year is $2,000,000. A copy of proposed Amendment No. 2 to the 2010 Plan is attached to this Proxy Statement as Appendix A.

The purpose of Amendment No. 2 is to provide for additional shares of our common stock to be made available for the grant of incentive awards consisting of or based on our common stock, both in the aggregate and individually, and to provide for a reasonable limitation on the cash awards that may be granted under the 2010 Plan.

With respect to the proposed change in the number of awards that may be granted to a participant in any year, the purpose of the amendment is to allow for grants of larger equity awards to a participant in a particular calendar year. In particular, because we have agreed to grant our President and Chief Executive Officer, Mr. Bevis, annual long-term awards with a value equal to the greater of 200% of his salary or $1,400,000, the current award limitation of 150,000 may, depending on our share price at the time of grant, conflict with our contractual obligation to Mr. Bevis. By increasing the award limitation to 500,000, we believe this potential conflict will be resolved for the foreseeable future.

The inclusion of a limitation on the size of awards under the 2010 Plan to a participant for a particular period is a requirement intended to qualify awards under the 2010 Plan for exemption from the deduction limitation rules of Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Code, a publicly held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million to its chief executive officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based compensation exception under Section 162(m) of the Code, compensation must, among other things, be paid under a plan the material terms of which, including the maximum amount that may be paid or awarded to an employee within a specified period and the general performance criteria used as the bases for determining awards, have been approved by stockholders.

Summary of the Plan

Below is a summary of the principal features of the 2010 Plan. The following summary is qualified in its entirety by the specific language of the Plan and Amendment No. 2 to the 2010 Plan, which can be found as Appendix A to the Company's Proxy Statement.

The purpose of the 2010 Plan is to attract and retain key employees, directors and consultants of the Company and its affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting awards with respect to our common stock.

Administrator

The 2010 Plan requires that a committee consisting of not fewer than two members of our Board of Directors shall administer the 2010 Plan and make grants to key employees, directors, and consultants. The 2010 Plan is currently administered by the Compensation Committee. The Compensation Committee will continue to administer the 2010 Plan and will have the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2010 Plan. The Compensation Committee may delegate duties and responsibilities to one or more of its members and may delegate certain functions to officers and others. The Board of Directors may perform the functions of the Compensation Committee except in those instances where applicable tax rules require that the Compensation Committee act.

Shares Reserved for Awards

If Amendment No. 2 to the 2010 Plan is approved by stockholders at the Annual Meeting, the maximum number of shares that may be delivered under or in satisfaction of awards under the 2010 Plan will be 1,663,525, comprising 913,525 shares of our common stock authorized prior to the amendment and 750,000 new shares of stock authorized by Amendment No. 2. The number of shares authorized prior to the amendment includes shares underlying awards under our 2005 Equity Incentive Plan (“2005 Plan”) before the effective date of this 2010 Plan that did not vest on or after such effective date in accordance with their terms. Shares reserved for awards are determined net of shares withheld from an award in satisfaction of tax withholding requirements. Shares subject to but not issued under an award (for example, in the case of an award that is terminated or cancelled or that expires or is satisfied, in whole or in part, with cash or property other than our common stock) are not counted for this purpose as shares delivered under the 2010 Plan. The aggregate limit on shares deliverable under the 2010 Plan will not be reduced by shares delivered under awards assumed in a merger, consolidation, stock purchase or similar transaction or under awards granted in substitution for another company's awards in connection with such a transaction. Because the limit is on shares that may be delivered under awards, awards may be outstanding at any point in time in excess of the maximum number of shares that may be delivered, provided that the shares actually delivered under such awards do not exceed the limitation.

If Amendment No. 2 is approved by stockholders, the maximum number of shares of our common stock for which options and SARs (defined below) may be granted to any participant in a calendar year will, in each case, be 500,000, and the maximum number of shares of stock subject to other awards that may be delivered to any participant in a calendar year is 500,000. These limits, and the aggregate maximum number of shares deliverable under the 2010 Plan as described in the preceding paragraph, are subject to adjustment in the case of stock dividends and other transactions affecting our common stock. The maximum cash award that may be granted to any participant in a calendar year will be $2,000,000. In the case of an award with a multi-year performance period, the 500,000 share and $2,000,000 limits will apply to each calendar year (or pro rata portion thereof) in the performance period.

Awards

The 2010 Plan provides for the grant of awards consisting of any or a combination of stock options, SARs, restricted stock, unrestricted stock or stock unit awards, or cash awards.

Stock Options

The Compensation Committee may grant both (i) options to purchase shares of our common stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder (“incentive stock options” or “ISOs”) and (ii) options that are not intended to comply with such requirements (“nonqualified stock options” or “NSOs”). The exercise price for any stock option will not be less than the fair market value of our common stock on the date of grant. Shares of common stock will not be delivered pursuant to any exercise of a stock option until we receive payment in full of the exercise price for the stock option.

Stock Appreciation Rights

The Compensation Committee may grant rights to receive any excess in value of the shares of common stock subject to the rights over the exercise price of the rights (“SARs”). The Compensation Committee will determine whether SARs are settled in cash, common stock or other of our securities, awards or other property, and may define the manner of determining the excess in value of the shares of our common stock. The grant price for any SAR will not be less than the fair market value of our common stock on the date of grant.

Restricted or Unrestricted Stock Awards

The Compensation Committee may grant shares of restricted common stock. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient's employment terminates before the award vests. The Compensation Committee also may grant shares of unrestricted common stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Compensation Committee may determine.

Stock Unit Awards

The Compensation Committee may grant awards consisting of generally nontransferable units representing the right or conditional right of the holder to a future delivery of shares of our common stock. Stock unit awards may be subject to vesting conditions set forth in the award agreements. The holder of a restricted stock unit award will have none of the rights of a holder of our common stock unless and until shares of common stock are actually delivered in satisfaction of such units.

Cash Awards

The Compensation Committee may grant awards consisting of dividend equivalents or cash payments in lieu of or in addition to an award. Such awards could take the form of annual performance-based cash incentive awards.

Performance Goals

The Compensation Committee may establish performance goals on which the granting of restricted stock, unrestricted stock, or stock unit awards, or the vesting of restricted stock or stock unit awards, will be subject.  These performance goals may be based on corporate or other business criteria as the Compensation Committee may determine. The Compensation Committee will determine whether any performance goals so established have been achieved, and if so, to what extent. The 2010 Plan specifies the performance criteria terms that are applicable to any award for which performance goals are established that is intended to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Code.

Acceleration

Any awards granted under the 2010 Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant's death, disability, retirement, or involuntary termination or due to a change in control.

Transferability

Awards granted under the 2010 Plan are generally not transferable by the participant.

Change in Control

The 2010 Plan provides for certain modifications to awards if a “Covered Transaction” occurs. A Covered Transaction is generally one in which (i) any person or group, other than us or any of our subsidiaries, becomes a beneficial owner of more than 50% of us, (ii) we complete a merger, and any person or group (other than a person or group holding more than 50% of us prior to the merger) holds 50% or more of us following the merger, (iii) we sell all or substantially all of our assets or business (other than to any person or group that held 50% or more of us prior to the sale), or (iv) our dissolution or liquidation occurs.

In the event of a Covered Transaction, without further action from the Compensation Committee: (i) all outstanding options and SARs immediately vest and become exercisable, and (ii) all outstanding restricted stock awards and stock unit awards immediately become fully earned and vested, and any applicable restricted period immediately lapses; provided, however, that: (a) any such awards that are conditioned on price targets with respect to our common stock only become earned and vested to the extent that the that the price targets are met with respect to the common stock in the Covered Transaction, and (b) for awards subject to other performance-based conditions, only the portion of such awards for which the applicable performance-based conditions have been achieved, as determined by the Compensation Committee, become earned and vested. In the event of a Covered Transaction, the Compensation Committee in its discretion may, with respect to any award, at the time the award is made or at any time thereafter, take one or more of the following actions: (i) accelerate any time period relating to exercise or payment of the award, (ii) provide for the cancellation of the award (without the consent of the participant) in exchange for the payment of cash or other property with a fair market value equal to the amount that would have been received if the award had been exercised or paid immediately prior to the transaction, (iii) adjust the terms of the award to reflect the transaction, (iv) cause the award to be assumed or new awards substituted by another entity or (v) make other provision as the Compensation Committee considers equitable to the participant and in our best interests.

Termination of Employment

Unless the Compensation Committee provides otherwise and subject to certain exceptions, upon termination of a participant's employment or service relationship with us, unvested awards and awards not then exercisable will be forfeited and stock options and SARs that are then exercisable must generally be exercised within three months after termination or within one year after death, but in no event later than the expiration of the award term.

Amendments

Our Board of Directors may amend the 2010 Plan or terminate the 2010 Plan as to any further grants, subject to such stockholder approval as the Board determines to be necessary or advisable. The Compensation Committee may amend or terminate any outstanding award, but any such action shall require the participant's consent unless the Compensation Committee determines that the action would not materially and adversely affect the participant.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2010 Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2010 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to us; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under Section 409A of the Code, certain nonqualified deferred compensation arrangements subject to the requirements of Section 409A may result in accelerated taxable income to the employee or other service provider, and in additional taxes to the service provider, if the arrangement does not satisfy the Section 409A requirements in form or in operation. The 2010 Plan is designed to provide for option grants that are not subject to these Section 409A requirements.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of us may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2010 Plan may be subject to an additional 20% federal tax and may be nondeductible to us.

New Plan Benefits

In general, awards under the Plan as amended by Amendment No. 2 to the 2010 Plan, if that amendment is approved by the stockholders, and the amount of any such awards are discretionary and are subject to vesting, performance, and other requirements.  Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of individuals in 2013 pursuant to the 2010 Plan. However, the Compensation Committee currently intends to grant certain awards shortly after the Annual Meeting to our executive officers, including certain Named Executive Officers, if Amendment No. 2 to the Plan is approved. The number of shares of common stock subject to awards granted under the Plan in 2012 to the Named Executive Officers and directors, and certain other information regarding awards, are set forth above under the “Summary Compensation Table,” “Grants of Plan-Based Awards” table, “Outstanding Equity Awards at Fiscal Year-End Table,” “Option Exercises and Stock Vested Table,” and the “Director Compensation” table. Information regarding 2012 awards may not be indicative of awards that will be made under the Plan, as amended, in future years.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2012 with respect to shares of our common stock that may be issued under the 2005 Plan and 2010 Plan. The table includes information with respect to shares subject to outstanding restricted stock units at December 31, 2012.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	270,561	(2)	$16.26	(3)	277,218
Equity compensation plans not approved by security holders(4)	985,909	(4)	$4.00	(4)	—
Total	1,256,470				277,218

(1)	Represents shares approved in 2010 during our bankruptcy proceeding and the additional shares for our 2010 Plan approved by our shareholders in 2011.

(2)	Includes shares underlying restricted stock units and options outstanding at December 31, 2012.

(3)
Represents the weighted-average exercise price of an aggregate of 42,299 options, 2,299 of which were awarded to Mr. Gurandiano in 2010 with an exercise price of $20.80 per share and 40,000 of which were awarded to Mr. Light in 2012 with an exercise price of $16.00 per share.

(4)
Represents grant of 204,208 restricted stock units and 781,701 options issued to Mr. Bevis pursuant to the employment inducement award exemption provided by Section 3013A.08 of the New York Stock Exchange Listed Manual. The options have an exercise price of $4.00 per share.

For further information regarding awards granted under the 2010 and 2005 Plan, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Required Vote and Board of Directors Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote. Abstentions will have the same effect as votes against this Proposal. Please note that brokers that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to this proposal.

We are asking stockholders to ratify and approve the amendment of the 2010 Plan in order to comply with applicable requirements of the NYSE and, to the extent permitted by law, to preserve the tax deductible status for certain awards granted under the Plan. If Amendment No. 2 is not approved, the changes to be made by the Amendment will not go into effect, but awards may continue to be made under the 2010 Plan as currently in effect until authorized shares are exhausted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AMENDMENT NO. 2 TO THE 2010 EQUITY INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2013. Ernst & Young LLP served as our independent registered public accounting firm for 2012. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and the best interests of our stockholders.

The following table summarizes the aggregate fees billed for professional services rendered to us by Ernst & Young LLP in 2012 and 2011. A description of those fees and services follows the table.

	2012	2011
Audit fees(a)	$1,886,298	$2,184,408
Audit-related fees(b)	18,500	39,950
Tax fees(c)	172,535	165,258
All other fees	—	—
Total fees	$2,077,333	$2,389,616

(a)
Audit fees were for professional services rendered for the audits of our consolidated financial statements (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), foreign statutory audit fees, attest services, reviews of quarterly results, consents, and assistance with and review of documents filed with the SEC and related out-of-pocket expenses.

(b)
Audit-related fees were for technical, financial reporting, and compliance services that are reasonably related to the performance of the audit or review of our financial statements and that are not included under the heading “Audit fees.”

(c)	Tax fees include tax compliance, tax planning, and tax advice.

The Audit Committee is responsible for pre-approving all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee has adopted a policy which sets forth procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the policy, unless the Audit Committee states a different term, the term of any pre-approval extends from the date of the pre-approval until the next meeting of the Audit Committee at which it reviews all outstanding pre-approvals and renews, modifies and/or discontinues each such pre-approval. The Audit Committee has delegated certain pre-approval responsibilities to its Chair, currently Mr. McGovern. Any services pre-approved by the Chair are to be reported to the Audit Committee at its next general meeting. Any proposed services exceeding pre-approved cost levels or with scope greater than that which is pre-approved requires specific approval by the Audit Committee in advance of the provision of the service. The Audit Committee pre-approved all audit and non-audit services rendered by Ernst & Young LLP for the years ended December 31, 2012 and December 31, 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals of business and nominations for directors for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our By-laws. To be eligible, the stockholder proposals must be received by the Secretary of Xerium on or before December 30, 2013. However, if the date of the 2013 Annual Meeting is changed by more than thirty (30) days from the date of the first anniversary of the 2013 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our Proxy Statement for the 2014 Annual Meeting.

Under our By-laws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice in writing that contains the information required by the By-laws is timely delivered to the Secretary, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. To be timely, a notice with respect to the 2014 Annual Meeting of Stockholders must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2013 Annual Meeting, or, if the 2014 Annual Meeting of Stockholders is not held within thirty (30) days before or after such anniversary date or in the case of a special meeting, not later than the close of business on the tenth day following the date on which the notice of the meeting is mailed or public disclosure is made, whichever occurs first.

FORM 10-K

A copy of our Annual Report on Form 10-K for 2012, as filed with the SEC, has been mailed with this Proxy Statement (without exhibits) and is also available without charge by writing to Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. It can also be accessed free of charge by visiting our website at www.xerium.com.

DIRECTIONS TO OUR ANNUAL MEETING

From the Raleigh-Durham International Airport, please take I-540 East for approximately 9.5 miles to Exit 11 (Six Forks Road). Bear right onto Six Forks Road for approximately one mile to 8537 Six Forks Road.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We do not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver a separate copy of the annual report and proxy statement to you if you call 919-526-1444 or write to Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

COSTS

We will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax, or e-mail by directors, officers, and other employees of Xerium and our transfer agent, Wells Fargo. Upon request, we will reimburse brokers, banks, custodians, other nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

Our Annual Report to Stockholders, including financial statements for 2012, is being mailed to you together with this Proxy Statement.

Appendix A

XERIUM TECHNOLOGIES, INC.
2010 EQUITY INCENTIVE PLAN
(as amended through June 2011)

1.	Purpose; Term.

This Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Plan”) provides for the grant of incentive awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to that date may continue in accordance with their terms. Certain capitalized terms used herein are defined in Section 3 below.

2.	Administration.

The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for exemption thereunder, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. The Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation.

3.	Certain Definitions.

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, SAR, Restricted Stock, Unrestricted Stock or Stock Unit Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.001 par value, of the Company.

“Company” means Xerium Technologies, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant's estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date.

4.	Eligibility.

All key employees, all directors and all consultants of the Company or of any Affiliate whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to employees of the Company or of any parent or subsidiary corporation of the Company, as those terms are used in Section 424 of the Code.

5.	Stock Available for Awards.

a. Amount. Subject to adjustment under subsection (b), no more than 913,525 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to the Company's 2005 Equity Incentive Plan, as amended, do not vest on or after the Effective Date in accordance with their terms, the number of shares of Common Stock subject to such unvested awards shall be added to the number of shares that may be delivered hereunder. The number of shares of Common Stock delivered under or in satisfaction of Awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Common Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award. For the avoidance of doubt, the termination, cancellation or expiration of an Award or any portion thereof without the delivery of shares of Common Stock, or the satisfaction of an Award or any portion thereof by the delivery of cash or other property other than shares of Common Stock, shall not be treated as the delivery of shares of Common Stock for purposes of this subsection (a). Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to ISOs (as defined below) shall be determined in a manner consistent with Section 422 of the Code and the rules thereunder. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

b. Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required or appropriate to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of ISOs, or in the case of Awards intended to qualify for exemption under Section 162(m) of the Code, to any limitation required under the Code) shall make such adjustment as it determines to be equitable to any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing; provided, that the number of shares subject to any Award shall always be a whole number.

c. Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 150,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 150,000, subject in each case to adjustment under subsection (b).

6.	Stock Options.

a. Grant of Options. Subject to the provisions of the Plan, the Committee may grant both (i) options (“Options”) to purchase shares of Common Stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder (“ISOs”) and (ii) Options that are not intended to comply with such requirements (“NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

b. Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

c. Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee; shares of Common Stock that have been owned by the optionee for at least six months (or such other period as the Committee may determine), valued at their Fair Market Value on the date of delivery; such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.	Stock Appreciation Rights.

a. Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

b. Exercise Price. The Committee shall fix the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

8.	Stock Awards.

a. Restricted or Unrestricted Stock Awards. The Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”). Shares of Restricted Stock or Unrestricted Stock may be issued for such consideration, if any, as the Committee may determine consistent with applicable law.

b. Stock Unit Awards. The Committee may grant Awards (“Stock Unit Awards”) consisting of units representing shares of Common Stock. Each Stock Unit Award shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock (including, if so provided with respect to the Award, shares of Restricted Stock), subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding a Stock Unit Award shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered except as permitted by the Committee.

c. Performance Goals. The Committee may establish performance goals on which the granting of Restricted Stock, Unrestricted Stock, or Stock Unit Awards, or the vesting of Restricted Stock or Stock Unit Awards, will be subject. Such performance goals may be based on such corporate or other business criteria as the Committee may determine. The Committee shall determine whether any performance goals so established have been achieved, and if so to what extent, and its determination shall be binding on all persons. Notwithstanding anything herein to the contrary, the performance criteria terms set forth on Appendix A hereto shall apply to any Award for which performance goals are established pursuant to this Section 8(c) that is intended to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Code.

9.	General Provisions Applicable to Awards.

a. Documentation. Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

b. Application of Code Section 409A. Notwithstanding anything in this Plan to the contrary, it is intended that any grant of an Award shall satisfy the requirements for compliance with or exemption from Section 409A of the Code, to the extent applicable. The Plan and any Award shall be interpreted in a manner that is consistent with compliance with or exemption from Section 409A. In the event that any Award is subject to Section 409A and is otherwise payable upon a Change of Control, no such payment shall be made unless such Change of Control constitutes a “Change in Control Event” as defined in Section 1.409A-3(i)(5)(i) of the Treasury Regulations, and as set forth in Section 1.409A-3(i)(5)(v) through (vii). In the event that any Award is subject to Section 409A and is payable upon termination of employment or service, such Award shall not be payable upon a termination of employment or service unless such termination of employment or service constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations.

c. Committee Discretion. Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

d. Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

e. Termination of Service. Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant's employment or other service relationship with the Company and its Affiliates. Immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(i) All Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate; and

(ii) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate.

(iii) Unless the Committee expressly provides otherwise, a Participant's “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

f. Change in Control. If (i) any Person or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or one of its subsidiaries, becomes a beneficial owner, directly or indirectly, in one or a series of transactions, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company, (ii) the Company merges into or combines with any other entity and, immediately following such merger or combination, any Person or group of Persons acting in concert holds 50% or more of the voting power of the entity surviving such merger or combination (other than any Person or group of Persons which held 50% or more of the Company's voting power immediately prior to such merger or combination or any Affiliated Person of any such Person or member of such group), (iii) the Company sells all or substantially all of its assets or business for cash or for securities of another Person or group of Persons (other than to any Person or group of Persons which held 50% or more of the Company's total voting power immediately prior to such sale or to any Affiliated Person of any such Person or any member of such group), or (iv) a dissolution or liquidation of the Company (any of (i), (ii), (iii) or (iv) being herein referred to as a “Covered Transaction”), then, without further action by the Committee, (A) all outstanding Options and SARs shall immediately become fully vested and exercisable, and (B) all outstanding Restricted Stock Awards and Stock Unit Awards shall immediately become fully earned and vested and, in the case of Restricted Stock, the Restricted Period with respect thereto shall immediately lapse; provided, however, that: (1) any such Restricted Stock Awards and Stock Unit Awards that are conditioned upon the attainment of specified price targets with respect to the Common Stock shall only become earned and vested to the extent that the transaction price per share in the Covered Transaction or, if not discernable due to the nature of the Covered Transaction, the Fair Market Value of a share of Common Stock, in each case as determined by the Committee, exceeds the applicable price targets under such Awards, and (2) any such Restricted Stock Awards and Stock Unit Awards that are conditioned upon the attainment of performance-based conditions (other than performance-based Awards covered by subsection (1) above) shall only become earned and vested in respect of that portion of the Award that would become earned and vested upon target-level achievement of the performance goals applicable thereto, as determined by the Committee. Without limiting the foregoing (but solely after giving full effect to the provisions of the preceding sentence), in the event of a Covered Transaction, the Committee in its discretion may, with respect to any Award, at the time the Award is made or at any time thereafter, take one or more of the following actions: (A) provide for the acceleration of any time period relating to the exercise or payment of the Award (provided that the payment of any Award that constitutes a deferral of compensation subject to Section 409A may not be accelerated except to the extent permitted by Section 409A of the Code), (B) provide for the cancellation of the Award (without the consent of the Participant) in exchange for the payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received (net of any exercise price) upon the exercise or payment of the Award had the Award been exercised or paid immediately prior to the Covered Transaction, (C) adjust the terms of the Award in a manner determined by the Committee to reflect the covered transaction, (D) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (E) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

g. Transferability. No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that, as to Awards other than ISOs, the Committee may permit certain transfers to the Participant's family members or to certain entities controlled by the Participant or his or her family members.

h. Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax (or social insurance) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax (or social insurance) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

i. Amendment of Award. The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant's consent unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

j. Foreign Nationals. The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan, or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

10.	Miscellaneous.

a. No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee, director or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

b. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

c. Effective Date. The date on which the Joint Prepackaged Plan of Reorganization Plan of the Company (and the other Debtors listed therein) becomes effective.

d. Amendment of Plan. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

e. Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock, in exchange for another Option or SAR or other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 5(b).

f. Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

APPENDIX A

PERFORMANCE CRITERIA TERMS

A Performance Criterion must be an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, including, without limitation, EBITDA or adjusted EBITDA as determined for purposes of any credit agreement or other agreement to which the Company is a party; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; net cash from operations plus or minus such expenditures, expenses, cash proceeds from dispositions (whether or not of operating assets) and other objectively determinable adjustments, if any, as the Committee may determine; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or re-financings. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The Committee may provide that any or any combination, or all, of the Performance Criteria applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria, to the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code.

AMENDMENT NO. 2 TO
XERIUM TECHNOLOGIES, INC.
 2010 EQUITY INCENTIVE PLAN

This Amendment No. 2 to the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Amendment”) is made on March 12, 2013, effective as of the time provided below.

WHEREAS, Xerium Technologies, Inc. (the “Company”) has heretofore adopted the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 10(d) of the Plan, the Plan is hereby amended as follows, effective as of such time as the Amendment is approved by the stockholders of the Company:

1.    Section 5(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

“Subject to adjustment under subsection (b), no more than 1,663,525 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, comprising 463,525 shares of Common Stock originally authorized under the Plan, 450,000 additional shares authorized by Amendment No. 1 to the Plan, and 750,000 additional shares authorized by Amendment No. 2 to the Plan; provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to the Company's 2005 Equity Incentive Plan, as amended, do not vest on or after the Effective Date in accordance with their terms, the number of shares of Common Stock subject to such unvested awards shall be added to the number of shares that may be delivered hereunder.

2.    Section 5(c) of the Plan is amended in its entirety to read as follows:

“c. Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 500,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 500,000, subject in each case to adjustment under subsection (b). The maximum cash award that may be granted to any participant in a calendar year is $2,000,000. In the case of an award with a multi-year performance period, the foregoing 500,000 share and $2,000,000 limits will apply to each calendar year (or pro rata portion thereof) in the performance period. ”

3.    Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

4.    The Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

5.    The provisions of the Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Xerium Technologies, Inc.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

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(	PHONE - 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 5:00 p.m. (CT) on June 12, 2013.

*	MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

--- Please detach here ---

The Board of Directors Recommends a Vote FOR all nominees under Item 1 and FOR Items 2 and 3.

1. Election of Directors:	01 Roger A. Bailey 02 Harold C. Bevis 03 David A. Bloss, Sr. 04 Ambassador April H. Foley	05 Jay J. Gurandiano 06 John F. McGovern 07 James F. Wilson	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of Amendment No. 2 to the 2010 Equity Incentive Plan.	☐	For	☐	Against	☐	Abstain

3. Ratification of appointment of Ernst & Young LLP.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: Â	Date ___________________________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

XERIUM TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, June 13, 2013 9:00 A.M. Xerium Technologies, Inc. 8537 Six Forks Road, Suite 300 Raleigh, NC 27615

Xerium Technologies, Inc. 8537 Six Forks Road, Suite 300 Raleigh, NC 27615	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 13, 2013.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees under Item 1 and “FOR” Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Clifford E. Pietrafitta and Kevin McDougall, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. If, at or before the time of the Annual Meeting, any of the nominees listed under Item 1 for any reason have become unavailable for election or are unable to serve as directors, the proxies have the discretion to vote for a substitute nominee or nominees.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Proxy Card and Annual Report to Stockholders are available in the Investor Relations section of our website at www.xerium.com.

See reverse for voting instructions.